Exhibit 10.1

CREDIT AGREEMENT
(Revolving)

DATED AS OF DECEMBER 8, 2021

BETWEEN

PALOMAR HOLDINGS, INC.,
a Delaware Corporation

THE LENDERS,

U.S. BANK NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT

U.S. BANK NATIONAL ASSOCIATION,

AS SYNDICATION AGENT

U.S. BANK NATIONAL ASSOCIATION,

AS DOCUMENTATION AGENT

AND

U.S. BANK NATIONAL ASSOCIATION,
AS SOLE LEAD ARRANGER AND SOLE BOOK RUNNER

Table of Contents

Page

ARTICLE I DEFINITIONS1

1.1.Definitions1

1.2.Loan Classes27

1.3.Computation of Time Periods27

1.4.Accounting27

1.5.Other Definitional Terms27

1.6.Divisions28

1.7.LIBOR Notification30

ARTICLE II THE CREDITS28

2.1.Commitment28

2.2.Required Payments; Termination29

2.3.Ratable Borrowings; Types of Borrowings29

2.4.[Intentionally Deleted]29

2.5.Commitment Fee; Unused Fee29

2.6.Available Amount of Each Borrowing29

2.7.Termination of and Reductions in Aggregate Commitment; Voluntary Prepayments; Mandatory Prepayments30

2.8.Borrowing Notices30

2.9.Conversion and Continuation of Outstanding Borrowings; Maximum Number of Interest Periods30

2.10.Interest Rates31

2.11.Rates Applicable After Event of Default31

2.12.Method of Payment31

2.13.Evidence of Indebtedness32

2.14.Oral Notices32

2.15.Interest Payment Dates; Interest and Fee Basis33

2.16.Notification of Borrowings, Interest Rates, Prepayments, and Commitment Reductions33

2.17.Lending Offices33

2.18.Non-Receipt of Funds by the Administrative Agent33

2.19.Sharing of Payments34

2.20.Letters of Credit35

2.21.Mitigation Obligations; Replacement of Lenders39

2.22.Interest Rate Limitation41

2.23.Defaulting Lenders41

ARTICLE III YIELD PROTECTION; TAXES45

3.1.Increased Costs45

3.2.Certificates for Reimbursement; Delay in Requests46

i

3.3.Availability of Types of Borrowings; Adequacy of Interest Rate46

3.4.Funding Indemnification51

3.5.Taxes48

3.6.Illegality53

ARTICLE IV CONDITIONS PRECEDENT53

4.1.Initial Credit Extension53

4.2.Each Credit Extension56

ARTICLE V REPRESENTATIONS AND WARRANTIES56

5.1.Existence and Standing56

5.2.Authorization and Validity56

5.3.No Conflict; Government Consents57

5.4.Financial Statements57

5.5.Material Adverse Change58

5.6.Taxes58

5.7.Litigation and Contingent Obligations58

5.8.Subsidiaries58

5.9.ERISA58

5.10.Accuracy of Information58

5.11.Regulation U59

5.12.Material Agreements59

5.13.Compliance with Laws59

5.14.Ownership of Properties59

5.15.Plan Assets; Prohibited Transactions59

5.16.Environmental Matters59

5.17.Investment Company Act60

5.18.Insurance60

5.19.Insurance Licenses60

5.20.Solvency60

5.21.No Default60

5.22.Anti-Corruption Laws; Sanctions60

5.23.Labor Matters61

5.24.Affected Financial Institution61

ARTICLE VI AFFIRMATIVE COVENANTS61

6.1.Financial Reporting61

6.2.Use of Proceeds63

6.3.Notice of Material Events63

6.4.Conduct of Business65

6.5.Payment of Taxes and Obligations65

6.6.Insurance65

6.7.Compliance with Laws and Material Contractual Obligations65

6.8.Maintenance of Properties65

6.9.Books and Records; Inspection65

6.10.Other Information66

6.11.Further Assurances; Additional Guaranties and Pledges.66

6.12.Anti-Money Laundering Compliance67

6.13.Deposit Accounts67

ARTICLE VII NEGATIVE COVENANTS67

7.1.Indebtedness67

7.2.Fundamental Changes68

7.3.Sale of Property68

7.4.Investments69

7.5.Acquisitions69

7.6.Liens69

7.7.Restricted Payments70

7.8.Transactions with Affiliates71

7.9.Change in Nature of Business71

7.10.[Intentionally Deleted]74

7.11.Restrictive Agreements71

7.12.Accounting Changes, etc.71

7.13.[Intentionally Deleted]71

7.14.Financial Covenants72

ARTICLE VIII DEFAULTS AND REMEDIES73

8.1.Events of Default73

8.2.Acceleration; Remedies75

8.3.Application of Funds76

ARTICLE IX THE ADMINISTRATIVE AGENT77

9.1.Appointment and Authority77

9.2.Rights as a Lender78

9.3.Exculpatory Provisions78

9.4.Reliance by Administrative Agent79

9.5.Delegation of Duties79

9.6.Resignation of Administrative Agent79

9.7.Non-Reliance on Agents and Other Lenders81

9.8.No Other Duties81

9.9.Administrative Agent May File Proofs of Claim81

9.10.[Intentionally Deleted]81

9.11.[Intentionally Deleted]81

9.12.Certain ERISA Matters.81

9.13.Erroneous Payments.83

ARTICLE X MISCELLANEOUS84

10.1.Notices; Effectiveness; Electronic Communication84

10.2.Amendments and Waivers85

10.3.Expenses; Indemnity; Damage Waiver87

10.4.Successors and Assigns89

10.5.Setoff94

10.6.Payments Set Aside94

10.7.Survival94

10.8.Governmental Regulation95

10.9.Headings95

10.10.Entire Agreement95

10.11.Several Obligations95

10.12.Severability of Provisions95

10.13.Treatment of Certain Information95

10.14.Nonreliance97

10.15.No Advisory or Fiduciary Responsibility97

10.16.PATRIOT Act98

10.17.Counterparts; Effectiveness98

10.18.Electronic Execution of Assignments98

10.19.Document Imaging; Telecopy and PDF Signatures; Electronic Signatures98

10.20.Governing Law99

10.21.Jurisdiction99

10.22.Waiver of Venue99

10.23.Service of Process100

10.24.WAIVER OF JURY TRIAL100

10.25.Judicial Reference100

10.26.Acknowledgement and Consent to Bail-In of Affected Financial Institutions102

10.27.Acknowledgement Regarding Any Supported QFCs102

SCHEDULES

SCHEDULE 1Commitments

SCHEDULE 5.8Subsidiaries

SCHEDULE 5.14Properties

SCHEDULE 7.1Indebtedness

SCHEDULE 7.4Investments

SCHEDULE 7.6Liens

EXHIBITS

EXHIBIT AForm of Assignment and Assumption

EXHIBIT BIntentionally Deleted

EXHIBIT CForm of Compliance Certificate

EXHIBIT DForm of Notice of Obligations

EXHIBIT E-1Form of Borrowing Notice

EXHIBIT E-2Form of Conversion/Continuation Notice

EXHIBIT E-3Form of Prepayment Notice

EXHIBIT FIntentionally Deleted

EXHIBIT GForm of Revolving Note

EXHIBITS H-1 to H-4Forms of U.S. Tax Compliance Certificate

v

CREDIT AGREEMENT
(Revolving)

This Credit Agreement, dated as of December 8, 2021, is between Palomar Holdings, Inc., a Delaware corporation (the “Borrower”), the Lenders and U.S. Bank National Association, a national banking association, as Administrative Agent. The parties hereto agree as follows:

ARTICLE I
DEFINITIONS
1.1.Definitions. As used in this Agreement:

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which the Borrower or any of its Subsidiaries (a) acquires any going-concern business or all or substantially all of the assets of any firm, corporation, limited liability company or partnership, or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the outstanding Equity Interests of a corporation that have ordinary voting power for the election of directors (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding Equity Interests of a partnership or limited liability company.

“Administrative Agent” means U.S. Bank in its capacity as contractual representative of the Lenders pursuant to Article IX, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article IX.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person, including, without limitation, such Person’s Subsidiaries. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of Equity Interests of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Equity Interests, by contract or otherwise.

“Aggregate Commitment” means the aggregate of the unexpired Commitments of all the Lenders, as reduced or increased from time to time pursuant to the terms hereof. As of the Closing Date, the Aggregate Commitment is $100,000,000.00.

“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

“Agreement” means this Credit Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the highest of (a) zero, (b) the Prime Rate for such day, (c) the sum of the Federal Funds Effective Rate for such day plus 0.50% per annum and (d) SOFR in effect on such day (taking into account any SOFR floor set forth in the definition of “Daily Simple SOFR”) plus 1.05%.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or SOFR shall be effective from the effective date of such change. If the Alternate Base Rate is being used when SOFR Borrowings are unavailable pursuant to Section 2.11 or 3.3, then the Alternate Base Rate shall be the highest of clauses (a), (b) and (c) above, without reference to clause (d) above.

“Annual Statement” means with respect to any Insurance Subsidiary, the annual financial statement of such Insurance Subsidiary as required to be filed with the Applicable Insurance Regulatory Authority, together with all exhibits or schedules filed therewith, prepared in conformity with SAP.

“Applicable Insurance Regulatory Authority” means, with respect to any Insurance Subsidiary, the insurance department or similar Governmental Authority charged with regulating insurance companies or insurance holding companies, in its jurisdiction of domicile.

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and any other anti-corruption law applicable to the Borrower and its Subsidiaries.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Applicable Margin” means, with respect to Loans of any Type, the following percentages per annum:

SOFR Rate	Base Rate
1.75%	0.75%

“Applicable Percentage” means, with respect to any Revolving Lender, the percentage of the total Commitments represented by such Revolving Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means U.S. Bank, and its successors, in its capacities as Sole Lead Arranger and Sole Book Runner.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.4(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Authorized Officer” means any of the Chief Financial Officer, Chief Executive Officer, or the President of the Borrower, acting singly.

“Available Aggregate Commitment” means, at any time, the aggregate Commitments then in effect minus the aggregate Revolving Exposures at such time.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an interest period or any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed pursuant to clause (iv) of Section 3.3(b).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country  implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom,  Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, for any day, a rate per annum equal to (a) the Alternate Base Rate for such day plus (b) the Applicable Margin for such day, in each case changing when and as the Alternate Base Rate or the Applicable Margin changes.

“Base Rate Borrowing” means a Borrowing that, except as otherwise provided in Section 2.11, bears interest at the Base Rate.

“Base Rate Loan” means a Loan that, except as otherwise provided in Section 2.11, bears interest at the Base Rate.

“Benchmark” means, initially, Daily Simple SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement, to the extent that such Benchmark Replacement has become effective pursuant to Section 3.3(b).

“Benchmark Replacement” means, for any Available Tenor, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Borrowing,” the definition of “SOFR Borrowing,” the definition of “Alternate Base Rate,”1 the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of any breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement

1 If the pricing structure does not include an Alternate Base Rate concept with a SOFR-based prong, this reference should be omitted.

exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3(b) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System.

“Borrower” is defined in the opening paragraph hereof.

“Borrower Materials” is defined in Section 10.13(b).

“Borrowing” means a borrowing hereunder (a) made by some or all of the Lenders on the same Borrowing Date or (b) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same currency, Class and Type.

“Borrowing Date” means a date on which a Borrowing is made or a Letter of Credit is issued.

“Borrowing Notice” is defined in Section 2.8.

“Business Day” means any day (other than a Saturday or Sunday) on which banks generally are open in New York City, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system; provided that when used in connection with a SOFR Loan, the component of the Alternate Base Rate based upon SOFR or any other calculation or determination involving SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee that would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases that would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Collateralize” means to deposit in the L/C Collateral Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more Issuing Banks or Revolving Lenders, as collateral for L/C Obligations or obligations of Revolving Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the Issuing Banks agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Banks. “Cash Collateral” has a meaning correlative to the foregoing and includes the proceeds of such cash collateral and other credit support.

“Cash Management Services” means any banking services that are provided to the Borrower or any Subsidiary by the Administrative Agent or any other Lender or any Affiliate of any of the foregoing (at the time such banking service is entered into), including without limitation: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) stored value cards, (f) freight payable transactions, (g) automated clearing house or wire transfer services, or (h) treasury management, including controlled disbursement, consolidated account, lockbox, overdraft, return items, sweep and interstate depository network services.

“CCCP” is defined in Section 10.25(b).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements, or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines, requirements, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means

(a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting Equity Interests of the Borrower on a fully diluted basis; or

(b) within any 24-month period, occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) members of the board of directors of the Borrower as of the Closing Date, nor (ii) nominated by the board of directors of the Borrower, nor (iii) appointed or approved by directors so nominated; or

(c) Borrower ceases to Control (directly or indirectly) and own, free and clear of all Liens or other encumbrances, 80% of the Equity Interests in PIH and PSRCB, free and clear of Liens; or

(d) PIH ceases to directly own 80% of the Equity Interests in PSIC, PESIC, and PIA free and clear of Liens; or

(e) the Borrower ceases to Control (directly or indirectly) and own, directly or indirectly, 80% of the Equity Interests in any Material Insurance Subsidiary (other than PSIC and PESIC), free and clear of Liens.

“Class” refers to a Loan, or the Loans comprised in a Borrowing, that is a Revolving Loan.

“Closing Date” means the first date on which the conditions in Section 4.1 are satisfied.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means, for each Lender, the obligation of such Lender to make Revolving Loans to, and participate in Letters of Credit issued upon the application the Borrower, in an amount not exceeding the amount set forth in Schedule 1, as it may be modified (a) pursuant to Section 2.7, (b) as a result of any assignment that has become effective pursuant to Section 10.4(b) or (c) otherwise from time to time pursuant to the terms hereof.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.).

“Company Action Level” shall have the meaning set forth in Section 7.14.

“Compliance Certificate” means a compliance certificate in substantially the form of Exhibit C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Debt” shall have the meaning set forth in Section 7.14.

“Consolidated Net Income” shall have the meaning set forth in Section 7.14.

“Consolidated Net Worth” shall have the meaning set forth in Section 7.14.

“Constituent Documents” means, with respect to any Person, as applicable, such Person’s certificate of incorporation, articles of incorporation, bylaws, certificate of formation, articles of organization, limited liability company agreement, management agreement, operating agreement, shareholder agreement, partnership agreement or similar document or agreement governing such Person’s existence, organization or management or concerning the disposition of Equity Interests of such Person or voting rights among such Person’s owners.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person (a) assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, (b) agrees to maintain the net worth or working capital or other financial condition of any other Person, or (c) otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

"Control":  Means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.  For the purposes of this definition, a Person is deemed to "Control" another Person if such controlling Person owns 10% or more of any class of voting securities or other ownership interests of such controlled Person.  "Controlled" and "Controlling" have correlative meanings.

“Conversion Notice” is defined in Section 2.9.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(a)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” is defined in Section 10.27.

“Credit Extension” means a Borrowing or the issuance or Modification of a Letter of Credit.

“Daily Simple SOFR” means, for any day (a “SOFR Interest Day”), an interest rate per annum equal to the greater of (a) SOFR for the day that is five Business Days prior to (i) if such SOFR Interest Day is a Business Day, such SOFR Interest Day or (ii) if such SOFR Interest Day is not a Business Day, the Business Day immediately preceding such SOFR Interest Day and (b) the Floor; provided that if SOFR is not published on such Business Day due to a holiday or other circumstance that the Administrative Agent deems in its sole discretion to be temporary, the applicable SOFR rate shall be the SOFR rate last published prior to such Business Day. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. For purposes of determining any interest rate hereunder or under any Loan Document which is based on Daily Simple SOFR, such interest rate shall change as and when Daily Simple SOFR shall change.

“Daily Simple SOFR Rate” means for any day, a rate per annum equal to (a) Daily Simple SOFR for such day plus (b) the Applicable Margin for such day, in each case changing when and as Daily Simple SOFR or the Applicable Margin changes; provided that the Daily Simple SOFR Rate before an Event of Default or the Facility Termination Date expressed as an annual rate shall not be less than 1.75%

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Debt to Capital Ratio” shall have the meaning set forth in Section 7.14.

“Deemed Dividend Problem” means, with respect to any Foreign Subsidiary, such Foreign Subsidiary’s accumulated and undistributed earnings and profits being deemed to be repatriated to the Borrower or the applicable parent Domestic Subsidiary under Section 956 of the Code and the effect of such deemed repatriation causing materially adverse tax consequences to the Borrower or such parent Domestic Subsidiary, in each case as determined by the Borrower in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors.

“Default” means an event that with the lapse of time or the giving of notice, or both, would be an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. § 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.23(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days after the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) pay to the Administrative Agent, the Issuing Banks, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days after the date when due, (b) has notified the Borrower, the Administrative Agent, an Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.23(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Banks, and each Lender.

“Deposits” is defined in Section 10.5.

“Dispute” is defined in Section 10.25(a).

“Dollar” and “$” mean the lawful currency of the United States of America.

“Domestic Subsidiary” means a Subsidiary incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

“E-SIGN” means the Federal Electronic Signatures in Global and National Commerce Act, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.4(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.4(b)(iii)).

“Environmental Laws” means any and all Laws, judicial decisions, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) personal injury or property damage relating to the release or discharge of Hazardous Materials, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“Environmental Liability” means any liability or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly, resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or permitting or arranging for the disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means all shares, interests or other equivalents, however designated, of or in a corporation, limited liability company, or partnership, whether or not voting, including but not limited to common stock, member interests, partnership interests, warrants, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived); (b) the failure with respect to any Pension Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a Pension Plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any

Pension Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of withdrawal liability under Section 4201 of ERISA or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA.

“Erroneous Payment” is defined in Section 9.13(a).

“EU” means the European Union.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” is defined in Article VIII.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation with respect to a Lender-Provided Swap if, and only to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), including by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Commitment or Letter of Credit pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Commitment or Letter of Credit (other than pursuant to an assignment request by the Borrower under Section 2.21(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.5, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.5(g) and (d) any withholding Taxes imposed under FATCA.  For the purpose of this definition, the term “Lender” includes any Issuing Bank.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Facility Termination Date” means December 8, 2026, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Effective Rate” means, for any day, the greater of (a) zero and (b) the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Central time) on such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Floor” means a rate of interest equal to 0.00%.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Bank other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Indebtedness” means at any time the aggregate Dollar Amount of Consolidated Indebtedness minus the undrawn face amount of Letters of Credit.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4, subject to Section 1.4.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantor” means Palomar Insurance Holdings, Inc., a Delaware corporation “PIH”, Palomar Specialty Insurance Company, an Oregon corporation “PSIC”, Palomar Excess and Surplus Insurance Company, an Arizona corporation “PESIC”, Palomar Insurance Agency, Inc., a California corporation “PIA”, and each Domestic Subsidiary that is a party to the Guaranty, either on the Closing Date or pursuant to Section 6.11, and their respective successors and assigns.

“Guaranty” means the Guaranty dated as of the Closing Date or as of a later date executed by any of the Loan Parties in favor of the Administrative Agent, for the benefit of the Lenders.

“Hazardous Material” means any explosive or radioactive substances or wastes, any hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and any other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Incremental Commitment” is defined in Section 2.27(a).

“Incremental Effective Date” is defined in Section 2.27(c).

“Incremental Lender” is defined in Section 2.27(b).

“Indebtedness” of a Person means, without duplication, such Person’s (a) obligations for borrowed money (including the Obligations under this Agreement and the other Loan Documents), (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations evidenced by notes, acceptances, or other instruments, (e) obligations to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (f) Capitalized Lease Obligations, (g) obligations as an account party with respect to standby and commercial letters of credit, (h) Contingent Obligations, (i) Swap Obligations, and (j) any other obligation for borrowed money or other financial accommodation that in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person, provided that, notwithstanding anything to the contrary contained herein for purpose of calculating Consolidated Debt, Indebtedness shall not include, (1) issued, but undrawn, letters of credit which have been issued to reinsurance cedents in the ordinary course of business, (2) unsecured current liabilities incurred in the ordinary course of business and paid within 90 days after the due date (unless contested diligently in good faith by appropriate proceedings and, if requested by the Administrative Agent, reserved against in conformity with GAAP) other than liabilities that are for money borrowed or are evidenced by bonds, debentures, notes or other similar instruments (except as described in clauses (1) or (2) above), (3) any obligations of such Person under any Reinsurance Agreement, Primary Policy, Industry Loss Warranty or Loan Party Swap including without limitation any reserves, unearned premiums, funds withheld or other obligations or liabilities in respect of the foregoing.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” means each of the Administrative Agent (and any sub-agent thereof), each Lender, each Issuing Bank, and each Related Party of any of the foregoing.

“Industry Loss Warranty” means an agreement, whether in the form of a reinsurance agreement or a Swap or other similar agreement entered into by any Insurance Subsidiary in accordance with its customary insurance or reinsurance underwriting procedures, which creates a payment obligation arising from an industry-wide loss relating to a catastrophe, weather or other similar risk.

“Information” is defined in Section 10.13(a).

“Insurance Code” means, with respect to any Insurance Subsidiary, the Insurance Code or Law of such Insurance Subsidiary’s domicile and any successor statute of similar import, together with the regulations thereunder or otherwise modified and in effect from time to time.

“Insurance Subsidiary” means each of PSIC, PESIC and any other Subsidiary of the Borrower which is licensed by any Governmental Authority to engage in the insurance and/or reinsurance business, including the issuance of Primary Policies and entering into Reinsurance Agreements.

“Interest Differential” is defined in Section 3.4.

“Interest Payment Date” means as to any SOFR Loan, the last Business Day of each calendar month and the Facility Termination Date; provided that if any such day is not a Business Day, the Interest Payment Date shall be the immediately succeeding Business Day unless such succeeding Business Day falls in a new calendar month, in which case, the Interest Payment Date shall be the immediately preceding Business Day.

“Interim Statement” means with respect to any Insurance Subsidiary, any quarterly statutory financial statement of such Insurance Subsidiary required to be filed with the Applicable Insurance Regulatory Authority, together with all exhibits or schedules filed therewith, prepared in conformity with SAP.

“Invested Assets” means cash, cash equivalents, short term investments, investments held for sale, any other assets which are treated as investments under GAAP.

“Investment” means, as to any Person, any investment by such Person, whether by means of (a) any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital to, guarantee or assumption of debt of, or purchase or acquisition of any other debt or equity participation or interest in, another Person; (b) acquiring all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person, (c) the purchase or acquisition of Equity Interests, bonds, mutual funds, notes, debentures or other securities (including warrants or options to purchase securities) of another Person; (d) obtaining any deposit accounts and certificates of deposit owned by such Person; and (e) acquiring structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested (except to the extent such Investment is liquidated), without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal or other value actually received by such Person with respect thereto.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Bank” U.S. Bank, in its capacity as issuer of Letters of Credit, and each other Lender (if any) that agrees to be an Issuing Bank as the Borrower from time to time selects as an Issuing Bank.

“L/C Application” is defined in Section 2.20(c).

“L/C Collateral Account” is defined in Section 2.20(k).

“L/C Fee” is defined in Section 2.20(d).

“L/C Obligations” means, at any time, the sum, without duplication, of (a) the aggregate undrawn stated amount under all Letters of Credit outstanding at such time plus (b) the aggregate unpaid amount at such time of all Reimbursement Obligations.

“L/C Payment Date” is defined in Section 2.20(e).

“Law” means, collectively, all international, foreign, federal, state, provincial, and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender Party” is defined in Section 9.13(a).

“Lender-Provided Swap” means a Swap provided to the Borrower or any Subsidiary by a Person that, either at the time such Swap is entered into or, as to any Swap entered into before the Closing Date, on the Closing Date, is a Lender or an Affiliate thereof.

“Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns, including, without limitation, each Revolving Lender.

“Letter of Credit” is defined in Section 2.20(a).

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means a Revolving Loan.

“Loan Documents” means this Agreement, the L/C Applications, the Guaranty, any Notes, and any other document or agreement, now or in the future, executed by any Person for the benefit of the Administrative Agent or any Lender in connection with this Agreement.

“Loan Parties” means the Borrower and the Guarantors.

“Material Adverse Effect” means a material adverse effect on (a) the business, Property, liabilities (actual and contingent), operations or condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the Issuing Banks or the Lenders under the Loan Documents.

“Material Indebtedness” means Indebtedness of the Borrower or any Subsidiary in an outstanding principal amount of $5,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars). For purposes of this definition, the principal amount of the obligations of the Borrower or any Subsidiary in respect of any Swap Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Obligation were terminated at such time.

“Material Insurance Subsidiary” means PSIC, PESIC and each other Insurance Subsidiary which is Material Subsidiary.

“Material Subsidiary” means any Subsidiary of the Borrower whose assets (excluding intercompany accounts) are in excess of 10% of the total assets of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP as of the last day of the fiscal quarter then most recently ended for which financial statements have been delivered pursuant to this Agreement.

“Maximum Rate” is defined in Section 2.22.

“Minimum Collateral Amount” means, with respect to a Defaulting Lender, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of the Issuing Banks with respect to such Defaulting Lender for all Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the Issuing Banks in their sole discretion.

“Modify” and “Modification” are defined in Section 2.20(a).

“Multiemployer Plan” means a plan that constitutes a “multiemployer plan” within the meaning of Section 3(37) of ERISA.

“NAIC” means the National Association of Insurance Commissioners and any successor thereto.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 10.2(b) and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” is defined in Section 2.13(d).

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all L/C Obligations, all obligations in connection with Cash Management Services, all obligations in connection with Lender-Provided Swaps, all accrued and unpaid fees, and all expenses, reimbursements, indemnities and other obligations of any Loan Party to the Lenders or to any Lender, the Administrative Agent, any Issuing Bank or any indemnified party arising under the Loan Documents (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding); provided that (a) obligations in respect of Cash Management Services and Lender-Provided Swaps shall be “Obligations” only if owed to U.S. Bank or one of its Affiliates or if the Administrative Agent has received notice thereof in the form of Exhibit D from the relevant Lender, together with such supporting documentation as the Administrative Agent requests, and (b) “Obligations” shall exclude all Excluded Swap Obligations.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution,

delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21(b)).

“Outstanding Credit Exposure” means, as to any Lender at any time, the aggregate principal amount of its Revolving Exposure outstanding at such time.

“Participant” is defined in Section 10.4(d).

“Participant Register” is defined in Section 10.4(d).

“Parties” is defined in Section 10.25(c).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment Date” means the first day of each calendar month, or, if such day is not a Business Day, the immediately succeeding Business Day.

“Payment Recipient” is defined in Section 9.13(a).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Plan” means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA as to which the Borrower or any ERISA Affiliate may have any liability.

“Permitted Acquisition” means any Acquisition made by the Borrower or any Subsidiary as to which each of the following conditions has been satisfied:

(a)as of the date of the consummation of such Acquisition, no Default or Event of Default has occurred and is continuing or would result after giving effect to such Acquisition, and the representation and warranty in Section 5.11 is true both before and after giving effect to such Acquisition; and
(b)Either of the following set of conditions are satisfied:
(i)(A)  such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement that has been (if required by the governing documents of the seller or entity to be acquired) approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition (excluding the exercise of appraisal rights) is pending or threatened by any shareholder or director of the seller or entity to be acquired;

(B) the Person or business to be acquired in such Acquisition is in a line of business similar, related or adjacent to the insurance industry;

(C) as of the date of the consummation of such Acquisition, all material approvals required in connection therewith have been obtained;

(D) the Borrower has given Administrative Agent at least 10 days prior written notice of the closing of such Acquisition and has furnished to the Administrative Agent a certificate demonstrating in reasonable detail pro forma compliance with the financial covenants in Section 7.14 for such period, in each case, calculated as if such Acquisition, including the consideration therefor, had been consummated on the first day of such period; or

(ii)the total consideration paid in connection with each such Permitted Acquisitions does not exceed 15% of the Consolidated Net Worth of Borrower in the previous fiscal quarter.

“Permitted Liens” means the Liens permitted pursuant to Section 7.6.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any Governmental Authority.

“PESIC” means Palomar Excess and Surplus Insurance Company.

“PIA” means Palomar Insurance Agency, Inc.

“PIH” means Palomar Insurance Holdings, Inc.

“Plan Assets” is defined in 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.

“Prepayment Notice” is defined in Section 2.7(b).

“Primary Policies” means any insurance policies or other similar instruments such as a financial guarantee issued by an Insurance Subsidiary.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by U.S. Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as such prime rate changes.

“Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender’s Revolving Exposure and the denominator of which is the Aggregate Outstanding Credit Exposure.

“Property” of a Person means all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“PSIC” means Palomar Specialty Insurance Company.

“PSRCB” means Palomar Specialty Reinsurance Company Bermuda LTD.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as amended from time to time.

“Public Lender” is defined in Section 10.13(b).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” is defined in Section 10.27.

“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any Issuing Bank, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is Daily Simple SOFR, then 3:00 p.m. (New York City time) four Business Days prior to such setting and (b) if such Benchmark is not Daily Simple SOFR, then the time determined by the Administrative Agent in accordance with the Benchmark Replacement Conforming Changes.

“Register” is defined in Section 10.4(c).

“Regulation D” means Regulation D of the Board and any or other regulation or official interpretation of the Board relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board and any other regulation or official interpretation of the Board relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.20 to reimburse the Issuing Banks for amounts paid by the Issuing Banks in respect of any one or more drawings under Letters of Credit.

“Reinsurance Agreement” means any contract, agreement, treaty, certificate or other binding arrangement under which the Borrower or any Subsidiary cedes or assumes any risk of loss, including both reinsurance of and retrocession, and including, for the avoidance of doubt, any of the foregoing entered into in connection with any catastrophe bond, insurance linked security or alternative risk transfer transaction.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, members, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Removal Effective Date” is defined in Section 9.6(b).

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resignation Effective Date” is defined in Section 9.6(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any dividend or other distribution (whether in cash, Equity Interests, or other Property) with respect to any Equity Interest in the Borrower or any Subsidiary, or any payment (whether in cash, Equity Interests or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interest in the Borrower or any Subsidiary.

“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of (a) the aggregate principal amount of such Revolving Lender’s Revolving Loans outstanding at such time, plus (b) an amount equal to its Applicable Percentage of the L/C Obligations at such time.

“Revolving Lender” means, as of any date of determination, a Lender with a Commitment or, if the Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means, with respect to a Revolving Lender, such Revolving Lender’s loan made pursuant to its commitment to lend set forth in Section 2.1(a) (or any conversion or continuation thereof).

“Risk Based Capital Ratio” shall have the meaning set forth in Section 7.14.

“Sanctions” means sanctions administered or enforced from time to time by the U.S. government, including those administered by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SAP” means, as to any Insurance Subsidiary, the accounting practices prescribed or permitted by the Applicable Insurance Regulatory Authority for the preparation of annual statements, interim statements and other financial reports by insurance companies of the same type as such Insurance Subsidiary.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time), or in the case of an update to such rate by the SOFR Administrator, at approximately 2:30 p.m. (New York City time) on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Borrowing” means a Borrowing that, except as otherwise provided in Section 2.11, bears interest at a rate based on Daily Simple SOFR.

“SOFR Interest Day” is defined in the definition of “Daily Simple SOFR”.

“SOFR Loan” means a Loan that, except as otherwise provided in Section 2.11, bears interest at a rate based on Daily Simple SOFR.

“SOFR Rate” means, as the context may require, the Daily Simple SOFR Rate or any other Benchmark based on or determined by reference to SOFR.

“Statutory Financial Statements” means with respect to any Insurance Subsidiary, the Interim Statements and the Annual Statements of such Insurance Subsidiary.

“Statutory Surplus” means, as to any Insurance Subsidiary, the aggregate amount of “surplus as regards policyholders” (determined in accordance with SAP) of such Insurance Subsidiary as of the last day of such Insurance Subsidiary’s fiscal year, as reported on the Annual Statement of such Insurance Subsidiary in the case of calculations made (or equivalent page, line or statements, to the extent that any thereof is modified or replaced).

“Subordinated Indebtedness” means any Indebtedness (a) the payment of which is subordinated to payment of the Obligations to the written satisfaction of the Required Lenders, (b) that is unsecured or secured only by Liens that are subordinated in priority, to the written satisfaction of the Required Lenders, to the Liens of the Administrative Agent granted hereunder or in connection herewith, (c) if required by Required Lenders, delivery of the underlying note to Administrative Agent, and (d) none of the principal of which is payable until at least 180 days after the Facility Termination Date.

“Subsidiary” of a Person means any corporation, partnership, limited liability company, association, joint venture, or similar business organization more than 50% of the outstanding Equity Interests having ordinary voting power of which at the time is owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries. Unless otherwise expressly provided, “Subsidiary” means a Subsidiary of the Borrower.

“Supported QFC” is defined in Section 10.27.

“Swap” means (a) any and all rate swap transactions, basis swaps, weather swaps, earthquake swaps, industry loss warranty swaps, catastrophic loss swaps or other insurance risk-related swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, fixed-price physical delivery contracts, whether or not exchange traded, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement, including any such obligations or liabilities under any such master agreement, and (c) all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“Swap Obligation” means, with respect to any Person, any and all obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swaps and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Adjusted Capital” has the meaning given to such term in Section 7.14.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, and Revolving Credit Exposure of such Lender at such time.

“Type” means, with respect to any Borrowing, its nature as a Base Rate Borrowing or a SOFR Borrowing and with respect to a Loan, its nature as a Base Rate Loan or a SOFR Loan.

“U.S. Bank” means U.S. Bank National Association, a national banking association, in its individual capacity, and its successors.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association

recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” is defined in Section 10.27.

“U.S. Tax Compliance Certificate” is defined in Section 3.5(g)(ii)(B)(3).

“UETA” means the Uniform Electronic Transactions Act as in effect in the State of California, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Wholly-Owned Subsidiary” of a Person means any other entity of which 100% of the Equity Interests are at the time owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person.

“Withholding Agent” means the Loan Parties and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority  under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution  or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

The foregoing definitions apply equally to both the singular and plural forms of the defined terms.

1.2.Loan Classes. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “SOFR Loan”) or by Class and Type (e.g., a “SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “SOFR Borrowing”) or by Class and Type (e.g., a “SOFR Revolving Borrowing”).
1.3.Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word “from” means “from and including” and the words “to” and “until” mean “to but excluding.”
1.4.Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP in a manner consistent with that used in preparing the financial statements referred to in Section 5.4, except that any calculation or determination to be made on a consolidated basis shall be made for the Borrower and all Subsidiaries, including any that are unconsolidated on the Borrower’s audited financial statements; provided, that any accounting term or determination with respect to an Insurance Subsidiary shall be made in accordance with SAP. Notwithstanding any other provision herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (a) any election under Accounting Standards Codification Section 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value,” as defined therein, or (b) any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Codification Subtopic 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. If at any time any change in GAAP or SAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower, the Administrative Agent or the Required Lenders so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change (subject to the approval of the Required Lenders), but until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP or SAP, as applicable, before such change and the Borrower shall provide to the Administrative Agent and the Lenders reconciliation statements showing the difference in such calculation, together with the delivery of monthly, quarterly and annual financial statements required hereunder. In addition, notwithstanding any other provision herein, the definitions set forth in this Agreement and any financial calculations required by the Loan Documents shall be computed to exclude any change to lease accounting rules as a result of Financial Accounting Standards Board Accounting Standards Codification 842 (Leases) from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance.
1.5.Other Definitional Terms; Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision. References to Sections, Articles, Exhibits, and Schedules are to this Agreement unless otherwise expressly provided. The words “include,” “includes” and “including”

shall be deemed to be followed by the phrase “without limitation.” The terms “shall” and “will” have the same meaning as the term “must.” Unless the context otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or.” All covenants, terms, definitions or other provisions incorporated by reference to other agreements are incorporated into this Agreement as if fully set forth herein, and such incorporation includes all necessary definitions and related provisions from such other agreements, but includes only amendments thereto agreed to by the Lenders, and survives any termination of such other agreements until the Obligations are irrevocably paid in full (other than inchoate indemnity obligations and Obligations that have been Cash Collateralized), all Letters of Credit have expired without renewal or been returned to applicable Issuing Banks, and the Commitments are terminated. Any reference to any Law includes all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and, unless otherwise specified, refers to such Law as amended, modified, supplemented, replaced, or succeeded from time to time. references to any document, instrument or agreement (a) include all exhibits, schedules and other attachments thereto, (b) include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time.

1.6.Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
1.7.Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the administration of, submission of, calculation of or any other matter related to any SOFR Rate, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, comparable or successor rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such SOFR Rate or any other Benchmark, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.

ARTICLE II
THE CREDITS
2.1.Commitment.
(a)From the Closing Date until the Facility Termination Date, each Revolving Lender severally agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to the Borrower only if, after giving effect to the making of each such loan,

(i)the amount of such Revolving Lender’s Revolving Exposure does not exceed its Commitment;
(ii)the aggregate Revolving Exposures do not exceed the aggregate Commitments.

All Loans shall be made in Dollars. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow the Revolving Loans at any time before the Facility Termination Date. Unless previously terminated, the Commitments shall terminate on the Facility Termination Date.

2.2.Required Payments; Termination.  If at any time the amount of (x) the aggregate Revolving Exposures exceeds the aggregate Commitments, or (y) the Aggregate Outstanding Credit Exposure exceeds the Aggregate Commitment, the Borrower shall immediately make a payment on the Loans or Cash Collateralize the L/C Obligations in an account with the Administrative Agent pursuant to Section 2.20(k) in an amount sufficient to eliminate such excess. The Borrower shall pay in full on the Facility Termination Date the aggregate principal amount of all Loans, all interest thereon, all L/C Obligations, all fees and expenses due hereunder, and all other unpaid Obligations under this Agreement and the other Loan Documents.
2.3.Ratable Borrowings; Types of Borrowings. Each Borrowing shall be made from the several Revolving Lenders ratably according to their Applicable Percentages.  The Borrowings may be Base Rate Borrowings or SOFR Borrowings, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.
2.4.[Intentionally Deleted].
2.5.Commitment Fee; Unused Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender according to its Applicable Percentage a commitment fee equal to $250,000, payable and earned in full on the Closing Date.  Additionally, starting with the calendar quarter ending on December 31, 2021 and following the end of each subsequent calendar quarter during the term of the Loan, the Borrower shall pay to the Administrative Agent for the account of each Revolving Lender according to its Applicable Percentage an unused fee at a per annum rate equal to 0.25% calculated on the basis of actual days elapsed in a year consisting of 360 days upon an amount equal to the Average Daily Unused Amount (defined below) for the preceding calendar quarter (the "Unused Fee").  The Unused Fee is payable in arrears on a quarterly basis during each calendar quarter occurring during the term of the Loan (and at the Facility Termination Date) within ten (10) days after Administrative Agent sends Borrower a written request for payment, together with the calculations evidencing the amount set forth therein when such Unused Fee is due, which fee, for any partial calendar quarter, shall be prorated for the actual number of days that have elapsed during such calendar quarter.  As used herein "Average Daily Unused Amount" means, for any quarter, the aggregate of the Daily Unused Amounts for each day in the applicable quarter divided by the number of days in such quarter. As used herein "Daily Unused Amount" means, for each day, the positive difference between (i) the Aggregate Commitment, and (ii) the outstanding principal balance of the Loan.
2.6.Available Amount of Each Borrowing. Each Borrowing may be in any amount up to Available Aggregate Commitment.

2.7.Termination of and Reductions in Aggregate Commitment; Voluntary Prepayments; Mandatory Prepayments.
(a)The Borrower may terminate the unused portion of the Commitments or from time to time permanently reduce the Commitments ratably among the Revolving Lenders in integral multiples of $500,000, upon at least five Business Days’ irrevocable prior written notice to the Administrative Agent by 11 a.m. (Pacific time) specifying the amount of any such reduction. In no event may the amount of the Commitments be reduced below the aggregate Revolving Exposures.
(b)The Borrower may from time to time prepay, without penalty or premium, all outstanding Base Rate Loans, or, in a minimum aggregate amount of $500,000 and in integral multiples of $500,000 (or the aggregate amount of the outstanding Loans at such time), any portion of the aggregate outstanding Base Rate Loans, upon same-day notice by 11:00 A.M. (Pacific time) to the Administrative Agent in the form of Exhibit E-3 (a “Prepayment Notice”).  The Borrower may from time to time prepay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding SOFR Loans, or, in a minimum aggregate amount of $500,000 and in integral multiples of $500,000 (or the aggregate amount of the outstanding Loans at such time), any portion of the aggregate outstanding SOFR Loans upon at least two Business Days’ prior written notice to the Administrative Agent by 11:00 A.M. (Pacific time).
2.8.Borrowing Notices.  The Borrower shall select the Type of Borrowing applicable thereto from time to time. The Borrower shall give the Administrative Agent irrevocable notice in the form of Exhibit E-1 (a “Borrowing Notice”) not later than 10:00 a.m. (Pacific time) on the Borrowing Date of each Base Rate Borrowing, and two Business Days before the Borrowing Date for each SOFR Borrowing in Dollars, specifying:
(a)the Borrowing Date, which shall be a Business Day, of such Borrowing;
(b)the aggregate amount of such Borrowing;
(c)the Type of Borrowing selected.

Not later than 12:00 noon (Pacific time) on the selected Borrowing Date, each Revolving Lender shall make available its Loan or Loans in funds immediately available to the Administrative Agent at its address specified pursuant to Section 10.1. The Administrative Agent shall make the funds so received from the Revolving Lenders available to the Borrower at such address.

2.9.Conversion and Continuation of Outstanding Borrowings. Base Rate Borrowings and SOFR Borrowings shall continue as Base Rate Borrowings and SOFR Borrowings, respectively, unless and until such Borrowings are converted pursuant to this Section 2.9 or are prepaid in accordance with Section 2.7. Subject to Section 2.6, the Borrower may elect from time to time to convert all or any part of a Base Rate Borrowing into a SOFR Borrowing or a SOFR Borrowing into a Base Rate Borrowing. The Borrower shall give the Administrative Agent irrevocable notice in the form of Exhibit E-2 (a “Conversion Notice”) of each conversion of a Base Rate Borrowing into a SOFR Borrowing or conversion of a SOFR Borrowing to a Base Rate

Borrowing not later than 10:00 a.m. (Pacific time) at least two Business Days before the date of the requested conversion, specifying:

(a)the requested date, which shall be a Business Day, of such conversion;
(b)the Type of the Borrowing; and
(c)the amount of such Borrowing to be converted.

Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or roll over all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

2.10.Interest Rates. Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made or is automatically converted into a Base Rate Loan pursuant to Section 2.9, to the date it is paid or is converted into a SOFR Loan pursuant to Section 2.9, at a rate per annum equal to the Base Rate for such day.  Changes in the rate of interest on each Base Rate Borrowing will take effect simultaneously with each change in the Alternate Base Rate. Each SOFR Loan shall bear interest on the outstanding principal amount thereof from the day such SOFR Loan is made to the date it is paid at the interest rate determined by the Administrative Agent as applicable to such SOFR Loan based upon the Borrower’s selections under Sections 2.8 and 2.9 and the Applicable Margin.
2.11.Rates Applicable After Event of Default. Notwithstanding anything to the contrary in Section 2.8, 2.9 or 2.10, during the continuance of a Default or Event of Default, the Required Lenders may, at their option, by notice from the Administrative Agent to the Borrower (which notice can be revoked at the option of the Required Lenders notwithstanding Section 10.2(b)), declare that no Borrowing may be made as, converted into or continued as a SOFR Borrowing. Notwithstanding anything to the contrary in Section 2.8, 2.9 or 2.10, during the continuance of an Event of Default, at the option of the Required Lenders (or, in the case of an Event of Default under Section 8.1(b), (f) or (g), automatically),
(a)the Loans shall bear interest at the rate otherwise applicable thereto plus 2.00% per annum, and
(b)the L/C Fee shall be increased by 2.00% per annum.
2.12.Method of Payment.
(a)Each Loan shall be repaid, and each payment of interest thereon shall be paid, in Dollars. All payments of the Obligations under this Agreement and the other Loan Documents shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at its address specified pursuant to Section 10.1, or at any other address specified in writing by the Administrative Agent to the Borrower, by noon (Pacific time) on the date when due and shall (except (i)  in the case of Reimbursement Obligations for which the Issuing Banks have not been fully indemnified by the Revolving Lenders, or (ii) as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Section 10.1. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with U.S. Bank for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Administrative Agent in this Section 2.12(a) shall also be deemed to refer, and shall apply equally, to the Issuing Banks, in the case of payments required to be made by the Borrower to the Issuing Banks pursuant to Section 2.20(f).
(b)The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Facility Termination Date.

The Borrower hereby unconditionally promises to pay such amounts when due.

2.13.Evidence of Indebtedness.
(a)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)The Administrative Agent will also maintain accounts in which it will record (i) the amount of each Borrowing, the Class and Type thereof, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (iii) the original stated amount of each Letter of Credit and the amount of L/C Obligations outstanding at any time, and (iv) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
(c)The entries maintained in the accounts maintained pursuant to Section 2.13(a) and (b) shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay the Obligations in accordance with their terms.
(d)Each Lender’s Loans shall be evidenced by a promissory note substantially in the form of Exhibit G (each a “Note”).  The Borrower shall prepare, execute and deliver to each Lender each applicable Note payable to the order of such Lender in a form supplied by the Administrative Agent. The Loans evidenced by each such Note and interest thereon shall at all times (before any assignment pursuant to Section 10.4(b)) be represented by one or more Notes payable to the order of the payee named therein.
2.14.Oral Notices. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Borrowings, to effect selections of Types of Borrowings, and to transfer funds based on oral or written requests, including Borrowing Notices and Conversion

Notices via telephone. The Administrative Agent and the Lenders may rely upon, and shall incur no liability for relying upon, any oral or written request the Administrative Agent or any Lender believes to be genuine and to have been signed, sent or made by an authorized person. Upon request by the Administrative Agent, the Borrower must promptly confirm each oral notice in writing (which may include email), authenticated by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent shall govern absent manifest error.

2.15.Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Base Rate Loan shall be payable on each Payment Date, commencing with the first Payment Date to occur after the Closing Date, on the date of any prepayment of such Loan (whether or not as a result of acceleration) on the amount prepaid, and on the Facility Termination Date. Interest accrued on each SOFR Loan shall be payable on each Interest Payment Date, commencing with the first such Interest Payment Date to occur after the Closing Date, on the date of any prepayment of such Loan (whether or not as a result of acceleration) on the amount prepaid, and on the Facility Termination Date. Interest accrued pursuant to Section 2.11 is payable on demand. Interest and fees hereunder shall be calculated for actual days elapsed on the basis of a 360-day year, except that interest computed by reference to the Alternate Base Rate shall be calculated for actual days elapsed on the basis of a 365/366-day year. All interest hereunder on any Loan shall be computed on a daily basis on the outstanding principal amount of such Loan as of the applicable determination date. Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid if payment is received before noon (Pacific time). If any payment of principal of or interest on a Loan becomes due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.
2.16.Notification of Borrowings, Interest Rates, Prepayments, and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent shall notify each Lender of the contents of each Commitment reduction notice, Borrowing Notice, Conversion Notice, and Prepayment Notice received by it hereunder. Promptly after notice from the applicable Issuing Bank, the Administrative Agent shall notify each Revolving Lender of the contents of each request for issuance of a Letter of Credit. The Administrative Agent shall notify each Lender of the interest rate applicable to each Loan (other than a Base Rate Loan) promptly upon determination of such interest rate and shall give each Lender prompt notice of each change in the Alternate Base Rate.
2.17.Lending Offices. Each Lender may book its Loans and its participations in L/C Obligations, and each Issuing Bank may book its Letters of Credit, at any lending office it selects and may change its lending office from time to time. All terms of this Agreement shall apply to any such lending office, and the Loans, Letters of Credit, and participations in L/C Obligations and any Notes shall be deemed held by the relevant Lender or Issuing Bank for the benefit of any such lending office. Each Lender and Issuing Bank may, by written notice to the Administrative Agent and the Borrower in accordance with Section 10.1, designate replacement or additional lending offices through which it will make Loans or issue Letters of Credit and for whose account payments with respect to Loans or Letters of Credit will be made.
2.18.Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender notifies the Administrative Agent before the date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but is not obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

2.19.Sharing of Payments. If any Lender, by exercising any right of setoff or counterclaim or otherwise, obtains payment in respect of any principal of or interest on any of its Loans or participations in Letters of Credit or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans or participations in Letters of Credit and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (x) notify the Administrative Agent of such fact, and (y) purchase (for cash at face value) participations in the Loans and participations in Letters of Credit and such other obligations from the other Lenders, or make such other adjustments as are equitable, so that the benefit of all such payments is shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in Letters of Credit and other amounts owing them; provided that:
(a)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(b)the provisions of this Section 2.19 shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (ii) the application of Cash Collateral provided for in Section 2.20(k), or (iii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letters of Credit to any assignee or participant, other than to the Borrower or any Subsidiary (as to which the provisions of this Section 2.19 shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.20.Letters of Credit.
(a)Issuance. Each Issuing Bank hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit denominated in Dollars (each, a “Letter of Credit”) and to renew, extend, increase, decrease or otherwise modify each Letter of Credit (“Modify,” and each such action a “Modification”), from time to time from the Closing Date to the fifth Business Day before the Facility Termination Date upon the request of the Borrower, for the benefit of Borrower or its Subsidiaries, only if immediately after each Letter of Credit is issued or Modified, each of the following is true:
(i)the aggregate amount of the outstanding L/C Obligations does not exceed $10,000,000;
(ii)the aggregate amount outstanding Letters of Credit issued by each Issuing Bank does not exceed $10,000,000;
(iii)the aggregate amount of the Revolving Exposures does not exceed the aggregate Commitments; and
(iv)the Aggregate Outstanding Credit Exposure does not exceed the Aggregate Commitment.

No Letter of Credit may have an expiry date later than the earlier of (x) the fifth Business Day before the Facility Termination Date and (y) one year after its issuance; provided that the expiry date of a Letter of Credit may be up to one year later than the fifth Business Day before the Facility Termination Date if the Borrower has posted on or before the fifth Business Day before the Facility Termination Date Cash Collateral in the L/C Collateral Account on terms satisfactory to the Administrative Agent in an amount equal to 103% of the L/C Obligations with respect to such Letter of Credit. Notwithstanding anything herein to the contrary, no Issuing Bank has any obligation to issue any Letter of Credit the proceeds of which would be made available to any Person in violation of Section 6.2.  Borrower may request Letters of Credit be issued of on behalf of itself and its Subsidiaries, and all the provisions of this Agreement (including repayment obligations) shall be binding and shall apply to all such Letters of Credit whether issued on behalf of Borrower or its Subsidiaries.

(b)Participations. Upon the issuance or Modification by an Issuing Bank of a Letter of Credit, such Issuing Bank shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Revolving Lender, and each Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from such Issuing Bank, a participation in such Letter of Credit (and each Modification thereof) and the related L/C Obligations in proportion to its Applicable Percentage.
(c)Notice. Subject to Section 2.20(a), the Borrower shall give the Administrative Agent notice before 10:00 a.m. (Pacific time) at least five Business Days before the proposed date of issuance or Modification of each Letter of Credit, specifying the Issuing Bank, the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Letter of Credit, and describing the proposed terms of such Letter of Credit and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the Administrative Agent shall promptly notify the applicable Issuing Bank and each Revolving Lender of the contents thereof and of the amount of such Revolving Lender’s participation in such proposed Letter of Credit. The issuance or Modification by an Issuing Bank of any Letter of Credit is, in addition to the conditions precedent set forth in Article IV, subject to the conditions precedent that such Letter of Credit be satisfactory to such Issuing Bank and that the Borrower execute and deliver such application agreement or such other instruments and agreements relating to such Letter of Credit as such Issuing Bank reasonably requests (each, an “L/C Application”). Such Issuing Bank has no independent duty to ascertain whether the conditions set forth in Article IV have been satisfied; provided that no Issuing Bank may issue a Letter of Credit if, on or before the proposed date of issuance, such Issuing Bank receives notice from the Administrative Agent or the Required Lenders that any such condition has not been satisfied or waived. In the event of any conflict between the terms of this Agreement and the terms of any L/C Application, the terms of this Agreement control.
(d)L/C Fees. The Borrower shall pay to the Administrative Agent, for the account of the Revolving Lenders ratably in accordance with their respective Applicable Percentages, with respect to each Letter of Credit, a letter of credit fee at a per annum rate equal to 1.0% on the maximum stated amount of such Letter of Credit (after giving effect to any scheduled increases or decreases) for the period from the date of issuance to the scheduled expiration date of such Letter of Credit, such fee to be payable in arrears on each Payment Date (the “L/C Fee”). The Borrower shall also pay to the relevant Issuing Bank for its own account on demand, all amendment, drawing and other fees regularly charged by such Issuing Bank to its letter-of-credit customers and all out-of-pocket expenses incurred by such Issuing Bank in connection with the issuance, Modification, administration or payment of any Letter of Credit, including, without limitation, a $300 annual processing fee.  No fronting fee shall be required unless otherwise agreed between such Issuing Bank and the Borrower, any such fee to be payable in arrears on each Payment Date to the extent applicable.
(e)Administration; Reimbursement by Lenders. Upon receipt of any demand for payment under any Letter of Credit from the beneficiary of such Letter of Credit, the relevant Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each Revolving Lender as to the amount to be paid by the Issuing Bank as a result of such demand and the required payment date (the “L/C Payment Date”). The responsibility of the Issuing Bank to the Borrower and each Revolving Lender is only to determine that the documents (including each demand for payment) delivered under each Letter of Credit in connection with such presentment conform in all material respects with the requirements of such Letter of Credit. The Issuing Bank shall endeavor to exercise the same care in the issuance and administration of the Letters of Credit as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the Issuing Bank, each Revolving Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Event of Default or any condition precedent whatsoever, to reimburse the Issuing Banks on demand for (i) such Revolving Lender’s Applicable Percentage of the amount of each payment made by the Issuing Banks under each Letter of Credit to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.20(f) and there are not funds available in the L/C Collateral Account to cover such amount, plus (ii) interest on the foregoing amount to be reimbursed by such Revolving Lender, for each day from the date of the relevant Issuing Bank’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Pacific time) on such date, from the next succeeding Business Day) to the date on which such Revolving Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Base Rate Loans.
(f)Reimbursement by Borrower. The Borrower is irrevocably and unconditionally obligated to reimburse the relevant Issuing Bank no later than one Business Day after the applicable L/C Payment Date for any amounts to be paid by such Issuing Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender is hereby precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such Issuing Bank in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit or (ii) such Issuing Bank’s failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. All such amounts paid by the applicable Issuing Bank and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Base Rate Loans for such day if such day falls on or before the applicable L/C Payment Date and (y) the sum of 2.00% per annum plus the rate applicable to Base Rate Loans for such day if such day falls after such L/C Payment Date. Each Issuing Bank shall pay to each Revolving Lender ratably in accordance with its Applicable Percentage all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit issued by such Issuing Bank, but only to the extent such Revolving Lender has made payment to such Issuing Bank in respect of such Letter of Credit pursuant to Section 2.20(e). Subject to the terms and conditions of this Agreement (including without limitation Section 4.2), the Borrower may request a Borrowing to satisfy any Reimbursement Obligation.
(g)Obligations Absolute. The Borrower’s obligations under this Section 2.20 are absolute and unconditional under all circumstances and irrespective of any setoff, counterclaim or defense to payment the Borrower may have against any Issuing Bank, any Lender or any beneficiary of a Letter of Credit. The Borrower further agrees with the Issuing Banks and the Lenders that the Issuing Banks and the Lenders are not responsible for, and the Reimbursement Obligations in respect of any Letter of Credit shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Letter of Credit or any financing institution or other party to whom any Letter of Credit is transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Letter of Credit or any such transferee. No Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by any Issuing Bank or Lender under or in connection with each Letter of Credit and the related drafts and documents, if done without gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction, shall be binding upon the Borrower and shall not put any Issuing Bank or Lender under any liability to the Borrower. Nothing in this Section 2.20(g) is intended to limit the right of the Borrower to make a claim against an Issuing Bank for damages as contemplated by the proviso to the first sentence of Section 2.20(f).
(h)Actions of Issuing Banks. Each Issuing Bank may rely, and shall be fully protected in relying, upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex, teletype or electronic mail message, statement, order or other document it believes to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Issuing Bank. Each Issuing Bank is fully justified in failing or refusing to take any action under this Agreement unless it first receives such advice or concurrence of the Lenders as it reasonably deems appropriate or it is first indemnified to its reasonable satisfaction by the Revolving Lenders against any and all liability and expense that it incurs by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.20, the Issuing Banks shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Revolving Lenders and any future holders of a participation in any Letter of Credit.
(i)Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Indemnitee from and against any and all claims and damages, losses, liabilities, costs or expenses (including reasonable counsel fees and disbursements) such Indemnitee incurs (or that are claimed against such Indemnitee by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit, including, without limitation, any claims, damages, losses, liabilities, costs or expenses (including reasonable counsel fees and disbursements) that an Issuing Bank incurs (i) by reason of or in connection with the failure of any other Lender to fulfill or comply with its obligations to such Issuing Bank hereunder (but nothing herein affects any rights the Borrower has against any Defaulting Lender) or (ii) by reason of or on account of such Issuing Bank issuing any Letter of Credit that specifies that the term “Beneficiary” therein includes any successor by operation of law of the named Beneficiary, but that does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the Issuing Bank, evidencing the appointment of such successor Beneficiary, provided that the Borrower is not required to indemnify any Indemnitee for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of such Indemnitee as determined by a final, non-appealable judgment of a court of competent jurisdiction in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) an Issuing Bank’s failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.20(i) is intended to limit the obligations of the Borrower under any other provision of this Agreement.
(j)Lenders’ Indemnification. Each Revolving Lender shall, ratably in accordance with its Applicable Percentage, indemnify the each Issuing Bank, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or the such Issuing Bank’s failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit) that such indemnitees suffer or incur in connection with this Section 2.20 or any action taken or omitted by such indemnitees hereunder.
(k)L/C Collateral Account. The Borrower shall, upon the request of the Administrative Agent or the Required Lenders and until the later of the Facility Termination Date and the date on which no L/C Obligations are outstanding, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the “L/C Collateral Account”), in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Revolving Lenders. The Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Revolving Lenders and the Issuing Banks, a security interest in all of the Borrower’s right, title and interest in and to all funds from time to time on deposit in the L/C Collateral Account to secure the prompt and complete payment and performance of the Obligations. Nothing in this Section 2.20(k) either obligates the Administrative Agent to require the Borrower to deposit any funds in the L/C Collateral Account or limits the right of the Administrative Agent to release any funds held in the L/C Collateral Account, in each case other than as required by Section 2.22 or 8.2.
(l)Rights as a Lender. In its capacity as a Lender, each Issuing Bank has the same rights and obligations as any other Lender.
(m)Separate Reimbursement Agreement. If any Issuing Bank enters into a separate reimbursement agreement with the Borrower, and the terms of such reimbursement agreement conflict with or contradict the terms of this Agreement, the terms of this Agreement shall control.
2.21.Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.1, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any

Lender pursuant to Section 3.5, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.5, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.1, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.5 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.21(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions in, and consents required by, Section 10.4), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.1 or 3.5) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.4;
(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Reimbursement Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.4) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)in the case of any such assignment resulting from a claim for compensation under Section 3.1 or payments required to be made pursuant to Section 3.5, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)such assignment does not conflict with Applicable Law; and
(v)in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Notwithstanding anything in this Section 2.21 to the contrary, (x) any Lender that acts as an Issuing Bank may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such Issuing Bank or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Bank) have been made with respect to such outstanding Letter of Credit and (y) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.6.

2.22.Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under Applicable Law (collectively, “charges”), exceeds the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Loan but were not paid as a result of the operation of this Section 2.22 shall be cumulated and the interest and charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate for each day to the date of repayment, has been received by such Lender.  Any amount collected by such Lender that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan or other Obligation or refunded to the Borrower so that at no time shall the interest and charges paid or payable in respect of such Loan or other Obligation exceed the maximum amount collectible at the Maximum Rate.
2.23.Defaulting Lenders.
(a)Defaulting Lender Adjustments. Notwithstanding anything to the contrary in this Agreement, if any Lender becomes a Defaulting Lender, then, until such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 10.2(b).
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.5 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Banks hereunder; third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.23(d); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account (including the L/C Collateral Account) and released pro rata to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (B) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.23(d); sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; eighth, if so determined by the Administrative Agent, distributed to the Lenders other than the Defaulting Lender until the ratio of the Outstanding Credit Exposures of such Lenders to the Aggregate Outstanding Credit Exposure equals such ratio immediately prior to the Defaulting Lender’s failure to fund any portion of any Loans or participations in Letters of Credit; and ninth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit issuances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Credit Extensions of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Credit Extensions of such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.23(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.23(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)Each Defaulting Lender shall be entitled to receive an unused fee for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Revolving Loans funded by it, and (2) its ratable share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.23(d).
(B)Each Defaulting Lender shall be entitled to receive L/C Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its ratable share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.23(d).
(C)With respect to any L/C Fee not required to be paid to any Defaulting Lender pursuant to Section 2.23(a)(iii)(A) or (B), the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to Section 2.23(a)(iv), (2) pay to each Issuing Bank, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 10.26, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral. If the reallocation described in Section 2.23(a)(iv) cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.23(d).
(b)Defaulting Lender Cure. If the Borrower, the Administrative Agent, and the Issuing Banks agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.23(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that (i) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and (ii) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
(d)Cash Collateral. At any time that there exists a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or an Issuing Bank (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.23(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(i)Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Banks, and agrees to maintain, a first-priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations, to be applied pursuant to Section 2.23(d)(ii). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower shall, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(ii)Application. Notwithstanding anything to the contrary in this Agreement, Cash Collateral provided under this Section 2.23 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, before any other application of such Property otherwise provided for herein.
(iii)Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Banks’ Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.23(d) following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (B) the determination by the Administrative Agent and the Issuing Banks that there exists excess Cash Collateral; provided that subject to this Section 2.23 the Person providing Cash Collateral and the Issuing Banks may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and any Cash Collateral provided by the Borrower shall remain subject to the security interest granted pursuant to the Loan Documents.
ARTICLE III
YIELD PROTECTION; TAXES
3.1.Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D))), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Issuing Bank;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount), then, upon request of such Lender, Issuing Bank or other Recipient, the Borrower will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital Requirements. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
3.2.Certificates for Reimbursement; Delay in Requests. A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in Section 3.1 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to Section 3.1 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to Section 3.1 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.3.Availability of Types of Borrowings; Adequacy of Interest Rate.

(a)Unavailability of SOFR. If the Administrative Agent or the Required Lenders determine (which determination shall be conclusive and binding on the Borrower) that “Daily Simple SOFR” cannot be determined pursuant to the definition thereof other than as a result of a Benchmark Transition Event, then the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, (i) any obligation of the Lenders to make or continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended, (ii) all SOFR Loans shall be immediately converted to Base Rate Loans (the interest rate on which Base Rate Loans shall be determined by the Administrative Agent without reference to the SOFR component of Alternate Base Rate), and (iii) the component of the Alternate Base Rate based upon SOFR will not be used in any determination of the Alternate Base Rate, in each case, until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans or, failing that, will be deemed to have converted such request into a request for Base Rate Loans in the amount specified therein.
(b)Benchmark Replacement.
(i)Benchmark Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document (and any swap agreement shall be deemed not to be a “Loan Document” for purposes of this Section 3.3(b)), upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement.  Any such amendment with respect to a Benchmark Transition Event will become effective at or after 5:00 p.m. (New York City time) on the fifth Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders.
(ii)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period.

Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.3(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.3(b).
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” (or analogous term) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or analogous term) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)Benchmark Unavailability Period. Upon notice to the Borrower by the Administrative Agent in accordance with Section 10.1 of the commencement of a Benchmark Unavailability Period and until a Benchmark Replacement is determined in accordance with this Section 3.3(b), the Borrower may revoke any request for a SOFR Borrowing (or a Borrowing utilizing the then-current Benchmark), or any request for the conversion or continuation of a SOFR Borrowing (or a Borrowing utilizing the then-current Benchmark) to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Base Rate Borrowing or conversion to a Base Rate Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark, SOFR or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.
3.4.[Intentionally Deleted].
3.5.Taxes.

(a)Defined Terms. For purposes of this Section 3.5, the term “Lender” includes any Issuing Bank and the term “Applicable Law” includes FATCA.
(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.5) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Indemnification by Loan Parties. The Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.5) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the

Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 3.5(e).
(f)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.5, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)Status of Lenders.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.5(g)(ii)(A), (B) and (D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, if the Borrower is a U.S. Borrower,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as is requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as is requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 3.5(g)(ii)(D), “FATCA” includes any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.5(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) if such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.5(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.5(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.5(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)Survival. Each party’s obligations under this Section 3.5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
3.6.Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, or fund Borrowings whose interest is determined by reference to a SOFR Rate, or to determine or charge interest rates based upon a SOFR Rate, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue SOFR Borrowings or to convert Base Rate Borrowings to SOFR Borrowings shall be suspended, and (b) the interest rate on which Base Rate Borrowings of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the component of the Base Rate based on a SOFR Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Borrowings of such Lender to Base Rate Borrowings (the interest rate on which Base Rate Borrowings of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the component of the Base Rate based on a SOFR Rate), on the Interest Payment Date therefor, if such Lender can lawfully continue to maintain such SOFR Borrowings to such day, or immediately, if such Lender cannot lawfully continue to maintain such SOFR Borrowings and (ii) the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the component of the Base Rate based upon a SOFR Rate until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon a SOFR Rate.
ARTICLE IV
CONDITIONS PRECEDENT
4.1.Initial Credit Extension. The Lenders shall not be required to make the initial Credit Extension unless each of the following conditions is satisfied:
(a)The Administrative Agent shall have received executed counterparts of each of the following:
(i)this Agreement;
(ii)the Notes;
(iii)the Guaranty;
(iv)a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) that there have been no changes in the charter document of such Loan Party, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity,

(B) as to the bylaws, operating agreement or other organizational document, as attached thereto, of such Loan Party as in effect on the date of such certification, (C) as to resolutions of the board of directors or other governing body of such Loan Party authorizing the execution, delivery and performance of each Loan Document to which it is a party, (D) as to a good standing certificate (or analogous documentation if applicable) for such Loan Party from the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization as of a recent date, to the extent generally available in such jurisdiction, and (E) the names and true signatures of the incumbent officers of each Loan Party authorized to sign the Loan Documents to which it is a party, and (in the case of the Borrower) authorized to request a Credit Extension;
(v)a certificate, signed by the chief financial officer of the Borrower, stating that on the date of the initial Credit Extension (A) no Default or Event of Default has occurred and is continuing and (B) the representations and warranties in Article V are (1) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct in all respects on and as of such earlier date and (2) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct in all material respects on and as of such earlier date; and
(vi)a written opinion of the Loan Parties’ counsel, in form and substance reasonably acceptable to the Administrative Agent, addressed to the Lenders. The Borrower’s counsel shall be reasonably acceptable to the Administrative Agent.
(b)The Administrative Agent shall have received evidence satisfactory to it that any credit facilities in effect as of December 8, 2021, other than those maintained by the Borrower in order to transact insurance and/or reinsurance business in the ordinary course, have been terminated and cancelled, all Indebtedness thereunder has been fully repaid (except to the extent being repaid with the initial Loans), and any Liens thereunder have been terminated and released.
(c)The Administrative Agent shall have received all fees and other amounts due and payable on or before the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
(d)The Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to the Administrative Agent of current insurance coverage that complies with Section 6.6.

(e)There shall not have occurred a material adverse change in (i) the business, Property, liabilities (actual and contingent), operations or condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, since June 30, 2021, or (ii) the facts and information regarding such entities as represented by such entities to date.
(f)The Administrative Agent shall have received evidence of all governmental, equity holder and third-party consents and approvals necessary in connection with the contemplated financing, all applicable waiting periods shall have expired without any action being taken by any authority that would be reasonably likely to restrain, prevent or impose any material adverse conditions on the Borrower and its Subsidiaries, taken as a whole, and no Law applies that in the reasonable judgment of the Administrative Agent could have such effect.
(g)No action, suit, investigation or proceeding shall be pending or, to the knowledge of any Loan Party, threatened in any court or before any arbitrator or Governmental Authority that would reasonably be expected to result in a Material Adverse Effect or that seeks to prevent, enjoin or delay any Credit Extension.
(h)The Administrative Agent shall have received (i) pro forma financial statements giving effect to the initial Credit Extensions, which demonstrate, in the Administrative Agent’s reasonable judgment, together with all other information then available to the Administrative Agent, that the Borrower can repay its debts and satisfy its other obligations as and when they become due, and can comply with Section 7.14, (ii) such information as the Administrative Agent reasonably requests to confirm the legal, and business assumptions made in such pro forma financial statements, (iii) unaudited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarter ended June 30, 2021 and (iv) audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal years ended December 31, 2020.
(i)The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where the initial Loan Parties are organized, and such searches shall reveal no Liens on any of the Property of the initial Loan Parties except for Permitted Liens or Liens discharged on or before the Closing Date pursuant to a payoff letter or other documentation satisfactory to the Administrative Agent.
(j)Upon the reasonable request of any Lender made at least 10 days before the Closing Date, the Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering Laws, including the PATRIOT Act, in each case at least five days before the Closing Date.
(k)The Borrower shall have delivered a Beneficial Ownership Certification in relation to the Borrower.
(l)The Administrative Agent shall have received such other agreements, documents, instruments and certificates relating to the Loan Parties, the Loan Documents or the transactions contemplated hereby as are reasonably requested by the Administrative Agent and its counsel, in form and substance reasonably satisfactory to the Administrative Agent.
4.2.Each Credit Extension. The Lenders shall not be required to make any Credit Extension unless on the applicable Borrowing Date:
(a)There exists no Default or Event of Default, nor would a Default or Event of Default result from such Credit Extension.
(b)The representations and warranties in Article V are (i) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct in all respects on and as of such earlier date and (ii) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct in all material respects on and as of such earlier date, and excluding, after the closing date, the representation and warranty set forth in Section 5.10(b).
(c)The Administrative Agent and, if applicable, the applicable Issuing Bank shall have received a Borrowing Notice or L/C Application in accordance with the requirements hereof.

Each Borrowing Notice or request for issuance of a Letter of Credit constitutes a representation and warranty by the Borrower that the conditions in Section 4.2(a) and (b) have been satisfied.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

5.1.Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation, partnership or limited liability company duly and properly incorporated or formed, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
5.2.Authorization and Validity. Each Loan Party has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper entity proceedings, and the Loan Documents to which each Loan Party is a party are legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally.

5.3.No Conflict; Government Consents. Neither the execution and delivery by each Loan Party of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (a) any Law, order, writ, judgment, injunction, decree or award binding on any Loan Party or any of its Subsidiaries, (b) any Loan Party’s or any of its Subsidiaries’ Constituent Documents, or (c) any indenture, instrument or agreement to which any Loan Party or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or be a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of any Loan Party or any of its Subsidiaries pursuant to any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, that has not been obtained is required to be obtained by any Loan Party or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.
5.4.Financial Statements.
(a)The December 31, 2020 audited consolidated financial statements of the Borrower and its Subsidiaries, and their unaudited financial statements dated as of June 30, 2021, heretofore delivered to the Lenders were prepared in accordance with Section 1.4 and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.
(b)The Borrower has heretofore furnished or made available to the Administrative Agent copies of (i) the Annual Statement of each of PSIC and PESIC as of December 31, 2020, and (ii) the Interim Statements of each of PSIC and PESIC as of the end of each of the first three quarters of the fiscal year ending December 31, 2021, each of which was filed with the Applicable Insurance Regulatory Authority of each of PSIC and PESIC. Each such Statutory Financial Statement (including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and statutory liabilities) has been prepared in all material respects in accordance with SAP applied on a consistent basis (except as noted therein). Each such Statutory Financial Statement was in material compliance with Applicable Law when filed. Each such Statutory Financial Statement fairly presents the financial position, the results of operations, changes in equity and changes in financial position of PSIC and PESIC, as applicable, as of and for the respective dates and periods indicated therein in accordance with SAP applied on a consistent basis, except as set forth in the notes thereto.
(c)The Investments of PSIC and PESIC reflected in the Statutory Financial Statements specified in clause (b) above comply in all material respects with Applicable Law restricting such investments made by PSIC and PESIC.
(d)The provisions made by each of PSIC and PESIC in its Statutory Financial Statements for reserves, policy and contract claims and statutory liabilities are in compliance in all material respects with the requirements of its Applicable Insurance Regulatory Authority and have been computed in accordance with SAP.
5.5.Material Adverse Change. Since June 30, 2021, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.
5.6.Taxes. The Borrower and its Subsidiaries have filed all United States federal and state income Tax returns and all other material Tax returns required to be filed by them and have paid all United States federal and state income Taxes and all other material Taxes due from the Borrower and its Subsidiaries, including, without limitation, pursuant to any assessment received by the Borrower or any Subsidiary, except any Taxes that are being contested in good faith as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists. No Tax Liens have been filed and no claims are being asserted with respect to any such Taxes.
5.7.Litigation and Contingent Obligations.  Except for claims which (i) are fully covered (including the associated loss adjustment expenses) by insurance policies required under Section 6.6, and (ii) coverage for which has not been denied in writing, or which relate to Primary Policies, Reinsurance Agreements or Industry Loss Warranties issued or entered into by the Borrower or its Subsidiaries, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of the Borrower or any Subsidiary, threatened against or affecting the Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect or that seeks to prevent, enjoin or delay any Credit Extension. Other than any liability incident to any litigation, arbitration or proceeding that could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 5.4.
5.8.Subsidiaries. Schedule 5.8 contains an accurate list of all Subsidiaries as of the Closing Date, setting forth their respective jurisdictions of organization and the percentage of their respective Equity Interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding Equity Interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such Equity Interests) duly authorized and issued and are fully paid and non-assessable.
5.9.ERISA.  With respect to each Pension Plan, the Borrower and all ERISA Affiliates have paid all required minimum contributions and installments on or before the due dates provided under Section 430(j) of the Code and could not reasonably be subject to a Lien under Section 430(k) of the Code or Section 303(k) or Title IV of ERISA. Neither the Borrower nor any ERISA Affiliate has filed, pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, an application for a waiver of the minimum funding standard. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in material liability.
5.10.Accuracy of Information.

(a)No information, exhibit or report furnished by the Borrower or any Subsidiary to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements therein not misleading.
(b)As of the Closing Date, the information included in any Beneficial Ownership Certification is true and correct in all respects.
5.11.Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of the assets of the Borrower and its Subsidiaries that are subject to any limitation on sale, pledge, or other restriction hereunder.
5.12.Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other organizational or entity restriction that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions in (a) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect, or (b) any agreement or instrument evidencing or governing Material Indebtedness.
5.13.Compliance with Laws. The Borrower and its Subsidiaries are in compliance in all material respects with all Applicable Law of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property.
5.14.Ownership of Properties.  The Borrower and its Subsidiaries have good title, free of all Liens other than Permitted Liens, to all of the Property reflected in the Borrower’s most recent consolidated financial statements provided to the Administrative Agent as owned by the Borrower and its Subsidiaries (other than Property disposed of in a transaction permitted by Section 7.3).
5.15.Plan Assets; Prohibited Transactions.  The Borrower is not an entity deemed to hold Plan Assets (including for purposes of such definition, any assets held by the Borrower or a Subsidiary in a general account) and neither the execution of this Agreement nor the Credit Extensions give rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The Borrower is not subject to any Law substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.
5.16.Environmental Matters. The property and operations of the Borrower and its Subsidiaries are in material compliance with applicable Environmental Laws, and none of the Borrower and its Subsidiaries is subject to any liability under Environmental Laws that individually or in the aggregate could reasonably be expected to result in material liability. Neither the Borrower nor any Subsidiary has received any notice to the effect that its property or operations are not in compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Material, which non-compliance or remedial action could reasonably be expected to result in material liability.

5.17.Investment Company Act. Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.
5.18.Insurance. The Borrower maintains, and has caused each Subsidiary to maintain, insurance in compliance with Section 6.6.
5.19.Insurance Licenses.  Each Insurance Subsidiary has all Insurance Licenses necessary to conduct its business except to the extent the failure to have such Insurance License would not have a Material Adverse Effect. Except as set forth in its SEC filings, to the best of the Borrower’s knowledge, (a) no Insurance License of any Insurance Subsidiary is the subject of a proceeding for suspension or revocation or any similar proceedings, (b) there is no sustainable basis for such a suspension or revocation, and (c) no such suspension or revocation is threatened by any Applicable Insurance Regulatory Authority; except, in each case referred to in clauses (a)-(c), to the extent that such event could not reasonably be expected to have a Material Adverse Effect.
5.20.Solvency.
(a)Immediately after the consummation of the transactions to occur on the Closing Date and immediately following any Credit Extensions made on the Closing Date and after giving effect to the application of the proceeds of such Credit Extensions, (i) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the Closing Date.
(b)The Borrower does not intend to, or to permit any Subsidiary to, and does not believe that it or any Subsidiary will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of the amounts of cash to be payable on or in respect of its Indebtedness.
5.21.No Default. No Default or Event of Default has occurred and is continuing.
5.22.Anti-Corruption Laws; Sanctions. The Borrower, its Subsidiaries and their respective directors, officers, and employees and, to the knowledge of the Borrower, the agents of the Borrower and its Subsidiaries are in compliance with Anti-Corruption Laws and all applicable Sanctions in all material respects. The Borrower and its Subsidiaries have implemented and maintain in effect policies and procedures designed to ensure compliance with Anti-Corruption Laws and applicable Sanctions. None of the Borrower, its Subsidiaries or, to the knowledge of the Borrower, any director, officer, employee, agent, or affiliate of the Borrower or any of its Subsidiaries is an individual or entity that is, or is 50% or more owned (individually or in the aggregate, directly or indirectly) or controlled by individuals or entities (including any agency, political subdivision or instrumentality of any government) that are (a) the target of any Sanctions or (b) located, organized or resident in a country or territory that is the subject of Sanctions (currently Crimea, Cuba, Iran, North Korea and Syria).

5.23.Labor Matters. There are no pending or threatened strikes, lockouts or slowdowns against the Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has been or is in violation in any material respect of Applicable Law dealing with labor matters that could reasonably be expected to have a Material Adverse Effect. All material payments due from the Borrower or any Subsidiary on account of wages and employee health and welfare insurance and other benefits (in each case, except for de minimis amounts) have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the transactions contemplated under the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

5.24.Affected Financial Institution. No Loan Party is an Affected Financial Institution.
ARTICLE VI
AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated, all Obligations hereunder and under the other Loan Documents have been paid in full, and all Letters of Credit have expired or been canceled (without any pending drawings), the Borrower covenants and agrees with the Lenders that:

6.1.Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Administrative Agent and the Lenders:
(a)within 90 days after the close of each of its fiscal years, the annual report of the Borrower on Form 10-K filed with the SEC with respect to such year and a copy of the annual financial statements of the Borrower and its Subsidiaries, including the audited consolidated balance sheet and statement of income and cash flows as of the end of such period, prepared in accordance with GAAP on a consolidated and consolidating basis, accompanied by a certification by (i) the independent certified public accountants regularly retained by the Borrower or (ii) an independent certified public accounting firm of recognized national standing reasonably acceptable to the Lenders, which certification  is not qualified as to going concern or scope of audit;
(b)within 45 days after the close of each of the first three quarterly periods of each of its fiscal years, the quarterly report of the Borrower on Form 10-Q filed with the

SEC with respect to such quarter and a copy of the unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the close of each such period and related consolidated statements of income and cash flows for such three-month period, all certified by the chief executive officer, chief financial officer, chief accounting officer, treasurer or controller of the Borrower;
(c)[Intentionally Deleted;]
(d)within 60 days after the beginning of each fiscal year of the Borrower, a copy of the annual budget plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of the Borrower for such fiscal year;
(e)together with the financial statements required under Section 6.1(a) and (b), a Compliance Certificate in the form of Exhibit C hereto signed by the chief executive officer, chief financial officer, chief accounting officer, treasurer or controller of the Borrower showing a computation of the applicable financial covenants contained in Sections 7.14 and to the effect that, to the best of such officer’s knowledge, as of such date, no Default or Event of Default has occurred and is continuing (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or electronic mail and shall be deemed to be an original authentic counterpart thereof for all purposes);
(f)promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports the Borrower files with the SEC;
(g)at or promptly after any time at which the Borrower or any Subsidiary becomes subject to the Beneficial Ownership Regulation, a completed Beneficial Ownership Certification in form and substance acceptable to the Administrative Agent; and
(h)within 5 Business Days after the date filed with the Applicable Insurance Regulatory Authority (commencing with the calendar quarter ended December 31, 2021), a copy of each Interim Statement for such calendar quarter of each Material Insurance Subsidiary, prepared in accordance with SAP;
(i)within 5 Business Days after the date filed with the Applicable Insurance Regulatory Authority (commencing with the filing for the calendar year ended December 31, 2021), a copy of the Annual Statement of each Material Insurance Subsidiary for such calendar year, prepared in accordance with SAP; and
(j)within 5 Business Days after the applicable regulatory filing date for each calendar year (commencing with the filing for calendar year ended December 31, 2021), a copy of the annual audit for each Material Insurance Subsidiary for such calendar year prepared in accordance with the Annual Audited Financial Reports instructions contained in the annual statement instructions of the NAIC from time to time by an independent public accounting firm of recognized national standing.

(k)such other information (including non-financial information and environmental reports) as the Administrative Agent or any Lender from time to time reasonably requests, including information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering Laws.

Any financial statement required to be furnished pursuant to Section 6.1(a) or (b) shall be deemed to have been furnished on the date on which the Lenders receive notice that the Borrower has filed such financial statement with the U.S. Securities and Exchange Commission and is available on the EDGAR website on the Internet at www.sec.gov or any successor government website that is freely and readily available to the Administrative Agent and the Lenders without charge. The Borrower will give notice of any such filing to the Administrative Agent (who will then give notice of any such filing to the Lenders). Notwithstanding the foregoing, the Borrower will deliver paper or electronic copies of any such financial statement to the Administrative Agent if the Administrative Agent reasonably requests the Borrower to furnish such paper or electronic copies.

If any information required to be furnished to the Lenders under this Section 6.1 is required by Applicable Law to be filed by the Borrower with a government body on an earlier date, then the information required hereunder must be furnished to the Lenders at such earlier date.

6.2.Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for general corporate purposes, to refinance Indebtedness existing on the Closing Date, including, without limitation, in connection with Permitted Acquisitions. The Borrower will not, and will not permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any “margin stock” (as defined in Regulation U). The Borrower will not directly or, to the Borrower’s knowledge, indirectly use the proceeds of the Loans or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (b)(i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as Administrative Agent, Arranger, Issuing Bank, Lender, underwriter, advisor, investor, or otherwise).
6.3.Notice of Material Events. The Borrower will give notice to the Administrative Agent and each Lender, promptly and in any event within 5 Business Days after an officer of the Borrower obtains knowledge thereof, of the occurrence of any of the following:
(a)any Default or Event of Default;
(b)(i) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority (including pursuant to any applicable Environmental Laws) against or affecting the Borrower or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect or that seeks to prevent, enjoin or delay any Credit Extensions or (ii) any material adverse development in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Borrower or any Subsidiary;
(c)with respect to a Pension Plan, (i) any failure to pay all required minimum contributions and installments on or before the due dates provided under Section 430(j) of the Code or (ii) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard;
(d)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in material liability;
(e)of receipt of notice from any Governmental Authority notifying the Borrower or any Material Insurance Subsidiary of a hearing relating to a suspension, termination or revocation of any Insurance License, including any request by a Governmental Authority which commits the Borrower or any of its Subsidiaries to take, or refrain from taking, any action or which otherwise materially and adversely affects the authority of the Borrower or any such Material Insurance Subsidiary to conduct its business;
(f)(i) any breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Material Subsidiary and (ii) of any dispute, litigation, investigation, proceeding or suspension between a Material Insurance Subsidiary and any Governmental Authority, in each case, to the extent the same has resulted or could reasonably be expected to result in a Material Adverse Effect;
(g)of any announcement by A.M. Best & Company, Inc. of any change in or change in the outlook for a financial strength rating by A.M. Best Company, Inc. of any Material Insurance Subsidiary.
(h)any material change in accounting policies of, or financial reporting practices by, the Borrower or any Subsidiary;
(i)material alteration of, or reduction of the amount of coverage under, any insurance policy or policies required under Section 6.6;
(j)any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification; and
(k)any other development, financial or otherwise, that would reasonably be expected to have a Material Adverse Effect.

Each notice delivered under this Section 6.3 must be accompanied by a statement of an officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

6.4.Conduct of Business. The Borrower will, and will cause each Subsidiary to, (a) carry on and conduct its business in substantially the same manner and fields of enterprise in which it is conducted on the Closing Date, (b) do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, (c) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, and (d) keep in full force and effect all rights, contracts, trademarks, trade names, patents, copyrights, licenses, permits, privileges, franchises, and other authorizations material to the conduct of its business.
6.5.Payment of Taxes and Obligations. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by Applicable Law. The Borrower will, and will cause each Subsidiary to, pay when due all its obligations, including without limitation Taxes upon it or its income, profits or Property, except (a) those that are being contested in good faith by appropriate proceedings, with respect to which adequate reserves have been set aside in accordance with GAAP and (b) those that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
6.6.Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies that are not Affiliates of the Borrower, property and liability insurance in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon such Lender’s reasonable request reasonable information as to the insurance carried.
6.7.Compliance with Laws and Material Contractual Obligations.
(a)The Borrower will, and will cause each Subsidiary to, (i) comply in all material respects with all Applicable Laws, orders, writs, judgments, injunctions, decrees or awards to which it is directly subject, including all applicable Environmental Laws, and (ii) perform in all material respects its obligations under material agreements to which it is a party.
(b)The Borrower will, and will cause each Subsidiary to, comply in all material respects with all Anti-Corruption Laws and applicable Sanctions laws and regulations.  The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
6.8.Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition, ordinary wear and tear excepted, and make all repairs, renewals and replacements necessary to properly conduct its business at all times.
6.9.Books and Records; Inspection. The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions related to its business and activities. The Borrower will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, at the Borrower’s expense, to, at reasonable times and, unless during the continuance of an Event of Default, upon reasonable notice (i) inspect the properties, books and financial records of the Borrower and each Subsidiary, (ii) to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary related to the transactions contemplated under this Agreement, and (iii) to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the foregoing by, their respective officers.

6.10.Other Information.  The Borrower will deliver or cause to be delivered to the Administrative Agent:
(a)promptly after the same are available, copies of each annual report, proxy or financial statement sent to the stockholders of the Borrower;
(b)within 10 days after being delivered to any Material Insurance Subsidiary, any final Report on Examination issued by the Applicable Insurance Regulatory Authority or the NAIC unless publicly available;
(c)promptly, upon written request of the Administrative Agent, a copy of each “Statement of Actuarial Opinion” and “Management Discussion and Analysis” for any Material Insurance Subsidiary which is required to be provided to the Applicable Insurance Regulatory Authority as to the adequacy of loss reserves of such Person;
(d)[intentionally deleted];
(e)within 10 Business Days of such notice, notice of actual suspension, termination or revocation of any material Insurance License of any Material Insurance Subsidiary by any Applicable Insurance Regulatory Authority; and
(f)promptly upon notice thereof, any change in or change in the outlook of the A.M. Best Rating financial strength rating of any Material Insurance Subsidiaries.
6.11.Further Assurances; Additional Guaranties and Pledges.
(a)As promptly as possible but in any event within 30 days (or such later date as agreed by the Administrative Agent in its sole discretion) after a Material Insurance Subsidiary is organized or acquired, or any Person becomes a Material Insurance Subsidiary, the Borrower will provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material Property of such Subsidiary and will cause each such Subsidiary to deliver to the Administrative Agent a Guaranty Supplement in the form attached as Exhibit A to the Guaranty, pursuant to which such Material Insurance Subsidiary agrees to be bound by the terms and provisions thereof, (ii) an updated Schedule 5.8 designating such Material Insurance Subsidiary as such, (iii) appropriate resolutions and legal opinions of such Material Insurance Subsidiary’s counsel, and (iv) such other documentation as the Administrative Agent reasonably requests, in each case in form and substance reasonably satisfactory to the Administrative

Agent and its counsel; provided, that any guarantee by a Material Insurance Subsidiary pursuant to this Section 6.11(a) shall be required solely to the extent such guarantee does not (x) violate any Applicable Law or (y) require any regulatory filing with the Applicable Insurance Regulatory Authority of such Material Insurance Subsidiary.  Each Loan Party will, and will cause each Subsidiary to, promptly correct any ambiguity, omission, mistake, defect, inconsistency or error discovered in any Loan Document or in the execution, acknowledgment or recordation thereof.
(b)As promptly as possible but in any event within 10 days after the Borrower or any Domestic Subsidiary organizes a Foreign Subsidiary or acquires any Equity Interest in a Foreign Subsidiary, or any Person becomes a Foreign Subsidiary of the Borrower or any Domestic Subsidiary pursuant to the definition thereof, or is designated by the Borrower, any Domestic Subsidiary or the Administrative Agent as a Foreign Subsidiary, Borrower will notify Administrative Agent of any such event.  Borrower and Administrative Agent hereby acknowledges that Palomar Specialty Reinsurance Company Bermuda LTD is such a Foreign Subsidiary.  If required by Administrative Agent in its sole discretion, the Borrower or the applicable Domestic Subsidiary shall promptly, but in any event within 30 days (or such later date as the Administrative Agent approves in its sole discretion) after receipt of Administrative Agent’s request for same, execute and deliver to the Administrative Agent a pledge agreement in a form satisfactory to the Administrative Agent, together with such supporting documentation (including, without limitation, authorizing resolutions and opinions of counsel) as the Administrative Agent reasonably requests to create a perfected, first-priority security interest in the Equity Interests in such Foreign Subsidiary; provided that such pledges will not exceed 65% of the Equity Interests of such Foreign Subsidiary and such Foreign Subsidiary shall not be a Guarantor if such Foreign Subsidiary acting as a Guarantor would cause a Deemed Dividend Problem.
6.12.Anti-Money Laundering Compliance. The Borrower will, and will cause each Subsidiary to, provide such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with anti-money laundering Laws.
6.13. Deposit Accounts.  Other than those maintained in order to transact insurance and/or reinsurance business in the ordinary course, the Borrower and its Domestic Subsidiaries will maintain all of their primary operating accounts with U.S. Bank.
ARTICLE VII
NEGATIVE COVENANTS

Until the Commitments have expired or been terminated, all Obligations hereunder and under the other Loan Documents have been paid in full, and all Letters of Credit have expired or been canceled (without any pending drawings), the Borrower covenants and agrees with the Lenders that:

7.1.Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except for:

(a)the Loans and the Reimbursement Obligations (on behalf of itself and its Subsidiaries);
(b)Indebtedness existing on the Closing Date and described in Schedule 7.1;
(c)Indebtedness of the Borrower owing to any Subsidiary and of any Subsidiary owing to the Borrower or any other Subsidiary, subject to Section 7.4;
(d)Guaranties by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary permitted under this Section 7.1, subject to Section 7.4;
(e)Subordinated Indebtedness not to exceed $10,000,000 at any time outstanding;
(f)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness must be extinguished within five Business Days after incurrence; and
(g)Indebtedness incurred by a Material Insurance Subsidiary from the Federal Home Loan Bank so long at the aggregate amount outstanding does not exceed 10% of such Material Insurance Subsidiary’s admitted assets for the immediately preceding calendar year.
(h)Other Indebtedness (including Capitalized Lease Obligations, but excluding operating leases associated with real properties entered into in the ordinary course of business) in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.
7.2.Fundamental Changes.  The Borrower will not, and will not permit any Subsidiary to, merge or consolidate with or into any other Person, divide, liquidate or dissolve, except that
(a)so long as no Event of Default exists or would result therefrom, any Subsidiary (other than PSIC and PESIC) may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving person, or (ii) any one or more other Subsidiaries (other than PSIC and PESIC); and
(b)the Borrower or any Subsidiary (other than PSIC and PESIC) may merge or consolidate with or into any Person other than the Borrower or a Subsidiary to effect a Permitted Acquisition (with the Borrower or such Subsidiary being the survivor thereof).
7.3.Sale of Property. The Borrower will not, and will not permit any Subsidiary to, lease, sell, transfer, or otherwise dispose of its Property to any other Person, except for
(a)sales of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business; and

(b)dispositions of Investments in the ordinary course of business;
(c)any disposition of Property that, in the aggregate with all other Property leased, sold or disposed of pursuant to this Section 7.3(c) during the 12-month period ending with the month in which such disposition occurs, does not exceed an amount equal to 5% of the consolidated assets of the Borrower and its Subsidiaries as determined in accordance with GAAP.
7.4.Investments. The Borrower will not, and will not permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, except for:
(a)Investments disclosed on Schedule 7.4;
(b)Investments maintained in an Insurance Subsidiary’s investment portfolio in the ordinary course of business and in compliance with Applicable Law;
(c)Investments relating to Permitted Acquisitions;
(d)travel advances to management personnel and employees in the ordinary course of business;
(e)Investments by the Borrower in the ordinary course of insurance and/or reinsurance business; and
(f)other Investments in an aggregate principal amount not to exceed 5% of the consolidated assets of the Borrower and its Subsidiaries as determined in accordance with GAAP.
7.5.Acquisitions. The Borrower will not, and will not permit any Subsidiary to, make any Acquisition other than a Permitted Acquisition.
7.6.Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any Subsidiary, except for:
(a)Liens for taxes, assessments or governmental charges or levies on its Property that are not at the time delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books;
(b)Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business that secure payment of obligations that are not more than 60 days past due or that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books;

(c)Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;
(d)Liens arising solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts, securities accounts or other funds maintained with a creditor depository institution, only if (i) such account is not a dedicated cash collateral account and is not subject to restriction against access by the Borrower or a Subsidiary in excess of those set forth by regulations promulgated by the Board, and (ii) such account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution;
(e)judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;
(f)Liens on Invested Assets in the ordinary course of insurance and/or reinsurance business pursuant to trust, letter of credit or other security arrangements in connection with Reinsurance Agreements, Primary Policies, or Industry Loss Warranties or regulatory requirements (for insurance licensing or other purposes);
(g)Liens upon cash and United States government and agency securities and other investments of the Borrower and its Subsidiaries in the ordinary course of insurance and/or reinsurance business securing (A) obligations incurred in connection with reverse repurchase and transactions and similar investment management transactions, (B) obligations in respect of trust or other security arrangements formed to secure reinsurance transactions of such types and in such amounts as are customary for companies similar to the Borrower in size and lines of business that are entered into by the Borrower and its Subsidiaries in the ordinary course of business, and (C) obligations arising under Swaps, entered into in the ordinary course of business and otherwise in compliance with the terms and conditions of this Agreement;
(h)Liens existing on the Closing Date and described in Schedule 7.6;
(i)Liens on Indebtedness permitted under Section 7.1(g);
(j)Liens in favor of the Administrative Agent, for the benefit of the Lenders, granted pursuant to any Loan Document;
(k)other Liens securing Indebtedness permitted under Section 7.1 above in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

Notwithstanding the foregoing, in no event shall any Lien be permitted on any Equity Interest in Borrower or any Subsidiary.

7.7.Restricted Payments. The Borrower will not, and will not permit any Subsidiary to, make any Restricted Payment, if any Default or Event of Default exists before or after giving effect to such Restricted Payment or would be created as a result thereof (including pro forma compliance with all applicable financial covenants).

7.8.Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.
7.9.Change in Nature of Business.  The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business reasonably related or incidental thereto or representing a reasonable expansion thereof.
7.10.Subordinated Indebtedness.  The Borrower will not, and will not permit any Subsidiary to, make any amendment or modification to the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness, or directly or indirectly voluntarily repay, prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness other than as permitted under an accompanying subordination agreement in form and substance satisfactory to the Administrative Agent and the Required Lenders.
7.11.Restrictive Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into any agreement  containing any provision that directly prohibits or limits (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its Property or (b) the ability of any Subsidiary to (i) pay dividends or other distributions to holders of its Equity Interests, (ii) make or repay loans or advances to the Borrower or any other Subsidiary, or (iii) guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (v) the foregoing does not apply to restrictions and conditions imposed by law or by any Loan Document, (w) the foregoing does not apply to customary restrictions and conditions in agreements relating to the sale of a Subsidiary pending such sale, if such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder, (x) clause (a) of the foregoing does not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the Property securing such Indebtedness and (y) clause (a) of the foregoing does not apply to customary provisions in leases and other contracts restricting the assignment thereof.
7.12.Accounting Changes, etc. The Borrower will not, and will not permit any Subsidiary to, (a) make any material change in accounting treatment or reporting practices, or change its fiscal year, or (b) amend, modify or change any of its Constituent Documents in any manner materially adverse in any respect to the rights or interests of the Lenders.

7.13.[Intentionally Deleted].

7.14.Financial Covenants.
(a)Total Debt to Capital. The Borrower shall not permit the Debt to Capital Ratio (as defined below) to exceed 30%, determined as of the end of each of its fiscal quarters.
(b)Minimum Consolidated Net Worth.  The Borrower shall not permit its Consolidated Net Worth to be less than an amount equal to the sum of (a) $263,721,500 plus (b) 25% of positive Consolidated Net Income earned in each rolling 12 month period starting on June 30, 2021 plus (c) 25% of additional cash equity raised by Borrower, determined as of the end of each of its fiscal quarters for the prior four (4) fiscal quarters.
(c)Minimum Risk Based Capital Ratio. The Borrower shall not permit the Risk Based Capital Ratio of any Material Insurance Subsidiary to be less than 150%, tested annually as of the end of each fiscal year.
(d)Minimum AM Best Financial Strength Rating.  Each Material Insurance Subsidiary shall at all times maintain a financial strength rating by A.M. Best Company, Inc. of B++ or better.
(e)For the purposes of this Agreement, the following terms shall have the ascribed meanings:

“Company Action Level” means, with respect to an Insurance Subsidiary, the number equal to (x) 2.0 multiplied by (y) the Authorized Control Level Risk Based Capital of such Insurance Subsidiary (which shall be calculated in accordance with the risk-based formula for property and casualty insurers pursuant to the RBC Instructions promulgated by the NAIC.

“Consolidated Debt” means, as of any date of determination, the balance sheet amount of the consolidated Indebtedness of the Borrower and its Subsidiaries on that date, including, without limitation, all short-term and long-term obligations, any indebtedness relating to the deferred purchase price of property not purchased on ordinary trade terms, for Capitalized Leases and for other liabilities evidenced by promissory notes or other instruments, calculated in accordance with GAAP.

“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.

“Consolidated Net Worth” means, as of any date of determination, the consolidated shareholders’ equity of the Borrower calculated in accordance with GAAP. For purposes of calculating Consolidated Net Worth, the effect of mark-to-market accounting for held securities shall be disregarded.

“Debt to Capital Ratio” means the ratio, expressed as a percentage, of (a) Consolidated Debt to (b) Consolidated Net Worth plus Consolidated Debt.

“Risk Based Capital Ratio” means, as to any Insurance Subsidiary, the ratio of (a) the Total Adjusted Capital to (b) the Company Action Level.

“Total Adjusted Capital” means the total adjusted capital and surplus of an Insurance Subsidiary calculated in accordance with statutory accounting principles and the provisions of the Insurance Code applicable to such Insurance Subsidiary, as modified by the RBC instructions promulgated by the NAIC, in each case calculated as of the end of the applicable fiscal year.

ARTICLE VIII
DEFAULTS AND REMEDIES
8.1.Events of Default. The occurrence of any one or more of the following events is an Event of Default (each, an “Event of Default”):
(a)any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary to the Lenders or the Administrative Agent under or in connection with this Agreement, any other Loan Document, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document is materially false on the date made or confirmed;
(b)nonpayment of (i) principal of any Loan or any Reimbursement Obligation when due or (ii) interest upon any Loan, any unused fee or L/C Fee, or any other obligation under any of the Loan Documents within three Business Days after it becomes due;
(c)the breach of any of the provisions of Section 6.1, 6.2, 6.3, 6.4, 6.6, 6.7(b) and 6.12 or Article VII;
(d)the breach (other than a breach that is an Event of Default under another clause of this Section 8.1) of any of the terms or provisions of this Agreement or any other Loan Document that is not remedied within 30 days after the earlier of (i) the Borrower becoming aware of such breach and (ii) the Administrative Agent notifying the Borrower of such breach; provided if there is an express cure or required time period specified under the applicable Loan Document, that cure period shall apply
(e)(i) default by the Borrower or any Material Subsidiary in the payment when due and continuance after any applicable grace period of such default of Indebtedness (other than pursuant to this Agreement and the Loan Documents) when the aggregate amount of such Indebtedness due and payable is $10,000,000 or more, and (ii) the default (beyond any applicable grace period) by the Borrower or any Material Subsidiary in the performance of any term, provision or condition with respect to such Indebtedness, or any other event or condition, that causes, or permits the holder(s) of such Indebtedness or the lender(s) in connection therewith to cause, any portion of such Indebtedness that is $10,000,000 or more to become due before its stated maturity or any commitment of such holders or lenders to be terminated before its stated expiration date;
(f)the Borrower or any Material Subsidiary (i) makes an assignment for the benefit of creditors, (iii) voluntarily commences any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (iv) consents to the institution of, or fails to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) below, (v) applies for or consents to the appointment of a receiver, custodian, trustee, examiner, sequestrator, conservator or similar official for the Borrower or any of its Material Subsidiaries or for a substantial part of its assets, (vi) files an answer admitting the material allegations of a petition filed against it in any such proceeding; takes any corporate, limited liability company or partnership action to authorize or effect any of the foregoing actions set forth in this Section 8.1(f), or (vii) fails to pay, or admits in writing its inability to pay, its debts generally as they become due;
(g)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, any Material Subsidiary, or any substantial part of its assets under any Debtor Relief Law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Material Subsidiary or any substantial part of its assets and in any such case, such proceeding or petition continues undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(h)[Intentionally Deleted].
(i)the Borrower or any Material Subsidiary fails within 30 days to pay, obtain a stay with respect to, or otherwise discharge one or more (i) judgments or orders for the payment of money of more than $10,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate (excluding any portion thereof which is covered by insurance so long as the insurer is reasonably likely to be able to pay and has accepted a tender of defense and indemnification without reservation of rights), or (ii) nonmonetary judgments or orders that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, in each case which are not stayed on appeal or otherwise being appropriately contested in good faith, or any action is legally taken by a judgment creditor to attach or levy upon any Property of the Borrower or any Material Subsidiary to enforce any such judgment;
(j)(i) with respect to a Pension Plan, the Borrower or an ERISA Affiliate is subject to a Lien pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or Title IV of ERISA, or (ii) an ERISA Event that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(k)default by the Borrower or any Material Subsidiary in payment when due of a Lender-Provided Swap and continuance after any applicable grace period of such default when the aggregate amount of such Lender-Provided Swap due and payable is $10,000,000 or more, and (ii) the default (beyond any applicable grace period) by the Borrower or any Material Subsidiary in the performance of any term, provision or condition with respect to such Lender-Provided Swap, to the extent such payments exceed $10,000,000 in the aggregate;

(l)any Change of Control;
(m)[Intentionally Deleted];
(n)any Loan Document fails to remain in full force or effect or any action is taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or any Guarantor fails to comply with any of the terms or provisions of the Guaranty to which it is a party, any Guarantor repudiates or purports to revoke its guarantee under the Guaranty or any Guarantor otherwise denies that it has any further liability under the Guaranty or gives notice to such effect; or
(o)(a) Any Insurance License of any Material Insurance Subsidiary (i) shall be revoked by the Applicable Insurance Regulatory Authority, (ii) shall be suspended by the Applicable Insurance Regulatory Authority for a period in excess of 10 days or (iii) shall not be reissued or renewed by the Applicable Insurance Regulatory Authority upon the expiration thereof following application for such reissuance or renewal of such Person, or (b) any Applicable Insurance Regulatory Authority shall issue any order of conservation or seizure, however denominated, relating to a Material Insurance Subsidiary or shall take any other action to exercise Control (i) over any Material Insurance Subsidiary or (ii) over any assets of the Borrower or any Material Insurance Subsidiary; which, in the case of each of clauses (a) and (b) above, would reasonably be expected to have a Material Adverse Effect.
8.2.Acceleration; Remedies.
(a)If any Event of Default described in Section 8.1(f) or (g) occurs with respect to the Borrower:
(i)the obligations of the Lenders to make Loans and the obligation and power of the Issuing Banks to issue Letters of Credit shall automatically terminate;
(ii)the Obligations under this Agreement and the other Loan Documents shall immediately become due and payable without any election or action by the Administrative Agent, any Issuing Bank or any Lender; and
(iii)the Borrower shall be and become thereby unconditionally obligated, without any further notice, act or demand, to Cash Collateralize the L/C Obligations at such time in an amount equal to 103% of the outstanding L/C Obligations plus any accrued and unpaid interest thereon.
(b)If any other Event of Default occurs, the Administrative Agent may, and at the request of the Required Lenders shall, take any or all of the following actions:
(i)terminate the Commitments;
(ii)declare the Obligations under this Agreement and the other Loan Documents to be due and payable, whereupon the Obligations under this Agreement and the other Loan Documents shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives; and
(iii)demand the Borrower to, and the Borrower shall, forthwith upon such demand and without any further notice or act, Cash Collateralize the L/C Obligations at such time in an amount equal to 103% of the outstanding L/C Obligations plus any accrued and unpaid interest thereon.
(c)The Administrative Agent may at any time or from time to time apply funds in the L/C Collateral Account to the payment of the Obligations as provided in Section 8.3.
(d)While any Event of Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower may withdraw any of the funds held in the L/C Collateral Account. After the Obligations under this Agreement and the other Loan Documents have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the L/C Collateral Account will be returned by the Administrative Agent to the Borrower or paid to whomever is legally entitled thereto.
(e)Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise all rights and remedies under the Loan Documents and enforce all other rights and remedies under Applicable Law.
8.3.Application of Funds. After the exercise of remedies provided for in Section 8.2 (or after the Obligations under this Agreement and the other Loan Documents have automatically become immediately due and payable as set forth in Section 8.2(a)), the Administrative Agent shall apply any amounts it receives on account of the Obligations in the following order:
(a)first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
(b)second, to payment of that portion of the Obligations constituting fees, indemnities and other reimbursable expenses (other than principal, Reimbursement Obligations, interest, L/C Fees and unused fees) payable to the Lenders and the Issuing Banks (including fees, charges and disbursements of counsel to the Lenders and Issuing Banks as required by Section 10.3 and amounts payable under Article III);
(c)third, to payment of that portion of the Obligations constituting accrued and unpaid L/C Fees, unused fees and interest on the Loans and Reimbursement Obligations, ratably among the Lenders and the Issuing Banks in proportion to the amounts described in this Section 8.3(c) payable to them;
(d)fourth, (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations, Lender-Provided Swaps, and Cash Management Services and (ii) to Cash Collateralize that portion of L/C Obligations comprising the undrawn amount of Letters of Credit to the extent not otherwise Cash

Collateralized by the Borrower pursuant to Section 2.20, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this Section 8.3(d) payable to them; provided that (x) any amounts applied pursuant to clause (ii) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Banks to Cash Collateralize such L/C Obligations, (y) subject to Section 2.20, amounts used to Cash Collateralize the L/C Obligations pursuant to this Section 8.3(d) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of Cash Collateral attributable to such Letter of Credit shall be distributed in accordance with this Section 8.3(d);
(e)fifth, to payment of all other Obligations ratably among the Administrative Agent, the Lenders, and the Issuing Banks based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and
(f)last, the balance, if any, to the Borrower or as otherwise required by law.

Notwithstanding anything to the contrary set forth above,

(x)Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its Property, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth in this Section 8.3; and

(y)Obligations arising under Lender-Provided Swaps and Cash Management Services provided by a Lender or Affiliate of a Lender other than U.S. Bank or one of its Affiliates shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent requests, from the applicable Lender (or Affiliate of a Lender) in accordance with the definition of “Obligations.” Each Affiliate of a Lender that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to Article IX for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX
THE ADMINISTRATIVE AGENT
9.1.Appointment and Authority. Each of the Lenders and the Issuing Banks hereby irrevocably appoints U.S. Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as otherwise provided in Section 9.6(c), the provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

9.2.Rights as a Lender. The Person serving as the Administrative Agent hereunder has the same rights and powers in its capacity as a Lender as any other Lender and may exercise them as though it were not the Administrative Agent, and the term “Lender” or “Lenders,” unless otherwise expressly indicated or unless the context otherwise requires, includes the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.3.Exculpatory Provisions.
(a)The Administrative Agent has no duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder are administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)is not subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii)has no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as is expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent is not required to take any action that, in the opinion of the Administrative Agent or its counsel, could expose the Administrative Agent to liability or is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that could be in violation of the automatic stay under any Debtor Relief Law or that could effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)does not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as is necessary, or as the Administrative Agent believes in good faith is necessary, under the circumstances as provided in Sections 8.2 and 10.2(b)), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender or an Issuing Bank.
(c)The Administrative Agent is not responsible for and has no duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.4.Reliance by Administrative Agent. The Administrative Agent may rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Credit Extension that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent has received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.5.Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of their duties and exercise their rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and apply to their respective activities in connection with the syndication of the facilities hereunder as well as activities as Administrative Agent. The Administrative Agent is not responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.6.Resignation of Administrative Agent.

(a)The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders may, in consultation with the Borrower, appoint a successor which shall be a bank with an office in the United States or an Affiliate of any such bank with an office in the United States.  If no such successor has been so appointed by the Required Lenders and has accepted such appointment 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as is agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but is not obligated to), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event may any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor has been so appointed by the Required Lenders and has accepted such appointment 30 days after the Administrative Agent receives notice of its removal (or such earlier day as is agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

9.7.Non-Reliance on Agents and Other Lenders. Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it from time to time deems appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.8.No Other Duties. Anything herein to the contrary notwithstanding, none of the Arrangers and other parties listed on the cover page hereof has any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank.
9.9.Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation is then due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent has made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Section 10.3) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent consents to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.3.

9.10.[Intentionally Deleted].
9.11.[Intentionally Deleted].
9.12.Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (i) clause (i) of Section 9.12(a) is true with respect to a Lender or (ii) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) of Section 9.12(a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
9.13.Erroneous Payments.
(a)If the Administrative Agent notifies a Lender, Issuing Bank or other holder of any Obligations (each, a “Lender Party”), or any Person who has received funds on behalf of a Lender Party (any such Lender Party or other recipient, a “Payment Recipient”), that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 9.13(b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously received by, such Payment Recipient (whether or not such error is known to any Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Payment Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting Section 9.13(a), if any Payment Recipient receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) that (x) is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) such Payment Recipient otherwise becomes aware was transmitted, or received, in error (in whole or in part):
(i)(A) in the case of immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and

(ii)such Payment Recipient shall promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.13(b).
(c)Each Lender Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender Party from any source, against any amount due to the Administrative Agent under Section 9.13(a) or under the indemnification provisions of this Agreement.
(d)An Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations, except to the extent such Erroneous Payment comprises funds received by the Administrative Agent from a Loan Party for the purpose of making such Erroneous Payment.
(e)To the extent permitted by Applicable Law, each Payment Recipient hereby agrees not to assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment, including without limitation any defense based on “discharge for value” or any similar doctrine, with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment.
(f)Each party’s agreements under this Section 9.13 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments, or the repayment, satisfaction or discharge of any or all Obligations.
ARTICLE X
MISCELLANEOUS
10.1.Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.1(b)) and notices pursuant to the definition of “Obligations” (which shall be given via email in accordance with Section 10.1(b) and Exhibit D), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
(i)if to the Borrower, to it at 7979 Ivanhoe Ave, Suite 500, La Jolla, CA 92037, Attention: Angela Grant, Chief Legal Officer, Email: agrant@plmr.com;
(ii)if to the Administrative Agent, to it at 4100 Newport Pl Suite 900, Newport Beach, CA 92660 | LM-CA-NBCL, Attention: Commercial Banking

Portfolio Manager, with a copy to 4747 Executive Dr 3rd Floor, San Diego, CA 92121 | LM-CA-ED3J, Attention: Yandro Valdez; and
(iii)if to a Lender or Issuing Bank, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (or, if not given during normal business hours for the recipient, at the opening of business on the next business day for the recipient), except that notices to the Administrative Agent, a Lender or an Issuing Bank under Article II shall not be effective unless and until actually received. Notices delivered through electronic communications pursuant to Section 10.1(b) shall be effective as provided in Section 10.1(b).

(b)Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including email and internet or intranet websites) pursuant to procedures approved by the Administrative Agent or as otherwise determined by the Administrative Agent; provided that the foregoing does not apply to notices to any Lender or Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under Article II by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines. Such determination or approval may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement), or, if not sent during the normal business hours of the recipient, at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)Change of Address, etc. Any party hereto may change its address or facsimile number above by notice to the other parties hereto as provided in this Section 10.1.
10.2.Amendments and Waivers.
(a)No delay or omission of the Lenders, the Issuing Banks or the Administrative Agent to exercise any right under the Loan Documents will impair such right or be construed to be a waiver of any Event of Default or an acquiescence thereto, and any Credit Extension made to the Borrower ( or on behalf of) notwithstanding an Event of Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right. All remedies in the Loan Documents or afforded by Applicable Law shall be cumulative and all shall be available to the Administrative Agent and the Lenders until (a) the Obligations have been irrevocably paid and performed in full and (b) the Lenders no longer have any commitment to provide any financial accommodations to the Borrower or any other Loan Party under any Loan Document.
(b)Except as otherwise expressly set forth in this Agreement, no amendment, modification or waiver of any provision of this Agreement or any other Loan Document or consent to any departure therefrom by any Loan Party shall be effective unless in writing executed by the Borrower and the Required Lenders, and acknowledged by the Administrative Agent, or by the Borrower and the Administrative Agent with the consent of the Required Lenders, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent may:
(i)extend or increase any Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Article IV or the waiver of any Default or Event of Default is not an extension or increase of any Commitment of any Lender);
(ii)reduce the principal of, or rate of interest specified herein on, any Loan or any Reimbursement Obligation, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly and adversely affected thereby (provided that only the consent of the Required Lenders is necessary (i) to amend Section 2.11 or to waive the obligation of the Borrower to pay interest at the rate imposed pursuant thereto or (ii) to amend any financial covenant (or any defined term directly or indirectly used therein), even if the effect of such amendment would be to reduce the rate of interest on any Loan or other Obligation or to reduce any fee payable hereunder);
(iii)postpone any date scheduled for any payment of principal of, or interest on, any Loan or any Reimbursement Obligation, or any fees or other amounts payable hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender directly and adversely affected thereby;
(iv)change the definition of “Applicable Percentage” or Section 2.19 or 8.3 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;
(v)change Section 2.20(a) in a manner that would cause any Letter of Credit to expire after the Facility Termination Date without the written consent of each Revolving Lender;

(vi)without the written consent of all the Lenders, release all or substantially all of the Guarantors; or
(vii)change any provision of this Section 10.2(b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender.

provided, further, that no such amendment, waiver or consent may amend, modify or otherwise affect the rights or duties hereunder or under any other Loan Document of (A) the Administrative Agent, unless in writing executed by the Administrative Agent, and (B) any Issuing Bank, unless in writing executed by such Issuing Bank, in each case in addition to the Borrower and the Lenders required above.

Additionally, the Borrower may request (i) an increase in the various bucket amount limitations set forth in this Agreement and/or (ii) waiver of covenants related thereto, and the Administrative Agent may in its sole discretion upon the consent of the Required Lenders agree to increase such amounts or grant such waiver. Any such increase or waiver can be effectuated via any writing delivered by the Administrative Agent to the Borrower specifically confirming approval thereof (including verified email sent in accordance with the provisions of Section 10.1); provided in all instances the Administrative Agent may require a formal amendment to this Agreement reflecting such increase in its reasonable discretion).

Notwithstanding anything herein to the contrary, no Defaulting Lender has any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) a Commitment of any Defaulting Lender may not be increased or extended, the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders requires the consent of such Defaulting Lender.

In addition, notwithstanding anything in this Section 10.2(b) to the contrary, if the Administrative Agent and the Borrower jointly identify an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower may amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the such amendment is not objected to in writing by the Required Lenders to the Administrative Agent within 10 Business Days following receipt of notice thereof.

10.3.Expenses; Indemnity; Damage Waiver.

(a)Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the syndication of the facilities hereunder, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby are consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, extension, reinstatement or renewal of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Bank (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any Issuing Bank) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.3, or (B) in connection with the Loans or Letters of Credit, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)Indemnification by the Borrower. The Borrower shall indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim not involving an act or omission of the Borrower and brought by an Indemnitee against another Indemnitee (other than against the Arrangers or the Administrative Agent in their capacities as such). This Section 10.3(b)

does not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 10.3(a) or (b) to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank, or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Bank in connection with such capacity. The obligations of the Lenders under this Section 10.3(c) are subject to Section 10.11.
(d)Waiver of Consequential Damages, etc. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)Payments. All amounts due under this Section 10.3 are payable promptly after demand therefor.
(f)Survival. Each party’s obligations under this Section 10.3 shall survive the termination of the Loan Documents and payment of the obligations hereunder.
10.4.Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.4(b), (ii) by way of participation in accordance with the provisions of Section 10.4(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.4(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.4(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in Section 10.4(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in Section 10.4(b)(i)(A) the aggregate amount of Commitment (which for this purpose includes Loans outstanding thereunder) or, if such Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment or (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $10,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement.
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by Section 10.4(b)(i)(B) and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it objects thereto by written notice to the

Administrative Agent within five Business Days after having received notice thereof and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the credit facilities hereunder;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(C)the consent of each Issuing Bank shall be required.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment may be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender, would constitute a Defaulting Lender or a Subsidiary thereof.
(vi)No Assignment to Natural Persons. No such assignment may be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
(vii)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank, and each other Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, if any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under Applicable Law without compliance with the provisions of this Section 10.4(b)(vii), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.4(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.1 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender shall constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.4(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.4(d).

(c)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States of America a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights or obligations under this Agreement (including all or a portion of its Commitments or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.3(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement;

provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.2(b)(i) through (viii) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.4, and 3.5 (subject to the requirements and limitations therein, including the requirements under Section 3.5(g) (it being understood that the documentation required under Section 3.5(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.4(b); provided that such Participant (x) agrees to be subject to the provisions of Section 2.21 as if it were an assignee under Section 10.4(b); and (y) shall not be entitled to receive any greater payment under Section 3.1 or 3.5, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.21 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.5 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.19 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender has any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) has no responsibility for maintaining a Participant Register.

(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment may release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Resignation as Issuing Bank after Assignment. Notwithstanding anything to the contrary herein, if at any time U.S. Bank or any other Issuing Bank assigns all of its Commitments and Revolving Loans pursuant to Section 10.4(b), U.S. Bank or any other Issuing Bank may, upon 30 days’ notice to the Borrower and the Lenders, resign as Issuing Bank. In the event of any such resignation as Issuing Bank, the Borrower may appoint from among the Lenders a successor Issuing Bank; provided that the Borrower’s failure to appoint a successor shall not affect the resignation of such Issuing Bank. If any Issuing Bank resigns as Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective time of its resignation as Issuing Bank and all L/C Obligations with respect thereto (including the right to require the Revolving Lenders to fund risk participations pursuant to Section 2.20(e)). Upon the appointment of a successor Issuing Bank, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, and (b) the successor Issuing Bank shall issue Letters of Credit in substitution for the Letters of Credit, if any, issued by the retiring Issuing Bank outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.
10.5.Setoff. If an Event of Default shall have occurred and be continuing, the Borrower authorizes each Lender, each Issuing Bank, and each of their respective Affiliates, with the prior written consent of the Administrative Agent, to offset and apply all deposits (including all account balances, whether provisional or final and whether or not collected or available) toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, are contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such Deposit; provided that if any Defaulting Lender exercises such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.23(d) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
10.6.Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, any Issuing Bank or any Lender, or the Administrative Agent, any Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.
10.7.Survival. All covenants, agreements, representations and warranties made by any Loan Party in any Loan Document or other documents delivered in connection therewith or pursuant thereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery hereof and thereof and the making of the Credit Extensions, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation remains unpaid or unsatisfied or any Letter of Credit remains outstanding and so long as the Commitments have not expired or been terminated. The provisions of Sections 3.1, 3.2, 3.4, 10.3, and 10.7 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the payment in full of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of any Loan Document or any provision thereof.

10.8.Governmental Regulation. Anything in this Agreement to the contrary notwithstanding, no Issuing Bank or Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.
10.9.Headings. Section headings in the Loan Documents are for convenience of reference only and shall not govern the interpretation of any of the provisions of the Loan Documents.
10.10.Entire Agreement. The Loan Documents embody the entire agreement and understanding between the Loan Parties, the Administrative Agent, the Issuing Banks and the Lenders and supersede all prior agreements and understandings between the Loan Parties, the Administrative Agent, the Issuing Banks and the Lenders relating to the subject matter thereof other than those in any fee letter entered into in connection with the transaction that is the subject of this Agreement, which shall survive and remain in full force and effect during the term of this Agreement.
10.11.Several Obligations. The obligations of the Lenders hereunder are several and not joint and no Lender is the partner or agent of any other (except to the extent the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.
10.12.Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.
10.13.Treatment of Certain Information.
(a)Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Banks agree to maintain the confidentiality of the Information, except that Information may be disclosed
(i)to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential);

(ii)to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners);
(iii)to the extent required by Applicable Law or by any subpoena or similar legal process;
(iv)to any other party hereto;
(v)in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder;
(vi)subject to an agreement containing provisions substantially the same as those of this Section 10.13(a), to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder;
(vii)on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities contemplated hereby or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities hereunder;
(viii)with the consent of the Borrower; or
(ix)to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 10.13(a) or (B) becomes available to the Administrative Agent, any Lender, any Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower who did not acquire such information as a result of a breach of this Section 10.13(a).

In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, the Arrangers, or any Lender in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section 10.13(a), “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.13(a) shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)Public Information. The Borrower hereby acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the materials and information provided by or on behalf of the Borrower hereunder and under the other Loan Documents (collectively, “Borrower Materials”) that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of U.S. federal and state securities Laws (provided that to the extent that such Borrower Materials constitute Information, they shall be subject to Section 10.13(a)); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the applicable electronic submission system (e.g., DebtX) designated “Public Side Information”; and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the applicable electronic submission system (e.g., DebtX) not designated “Public Side Information.” Each Public Lender will designate one or more representatives that shall be permitted to receive information that is not designated as being available for Public Lenders.
10.14.Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) for the repayment of the Credit Extensions.
10.15.No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (a)(i) no fiduciary, advisory or agency relationship between the Borrower and its Subsidiaries and any Arranger, any Bookrunner, the Administrative Agent, any Issuing Bank, or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether any Arranger, the Administrative Agent, any Issuing Bank, or any Lender has advised or is advising the Borrower or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Arranger, the Administrative Agent, the Issuing Banks, and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Arranger, the Administrative Agent, the Issuing Banks, and the Lenders, on the other hand, (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b)(i) each of the Arranger, the Administrative Agent, the Issuing Banks, and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person; (ii) none of the Arranger, the Administrative Agent, the Issuing Banks, and the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Arranger, the Administrative Agent, the Issuing Banks, and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Arranger, the Administrative Agent, the Issuing Banks, and the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against any of the Arranger, the Administrative Agent, the Issuing Banks, and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.16.PATRIOT Act. Each Lender subject to the PATRIOT Act hereby notifies the Borrower and each other Loan Party that, pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the PATRIOT Act.
10.17.Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article IV, this Agreement shall become effective when it has been executed by the Administrative Agent, and when the Administrative Agent has received counterparts hereof that, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
10.18.Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including E-SIGN, the New York State Electronic Signatures and Records Act, or any other similar state laws based on UETA.
10.19.Document Imaging; Telecopy and PDF Signatures; Electronic Signatures. Without notice to or consent of any Loan Party, the Administrative Agent and each Lender may create electronic images of any Loan Documents and destroy paper originals of any such imaged documents. Such images have the same legal force and effect as the paper originals and are enforceable against the Borrower and any other parties thereto. The Administrative Agent and each Lender may convert any Loan Document into a “transferrable record” as such term is defined under, and to the extent permitted by, UETA, with the image of such instrument in the

Administrative Agent’s or such Lender’s possession constituting an “authoritative copy” under UETA. If the Administrative Agent agrees, in its sole discretion, to accept delivery by telecopy or PDF of an executed counterpart of a signature page of any Loan Document or other document required to be delivered under the Loan Documents, such delivery will be valid and effective as delivery of an original manually executed counterpart of such document for all purposes. If the Administrative Agent agrees, in its sole discretion, to accept any electronic signatures of any Loan Document or other document required to be delivered under the Loan Documents, the words “execution,” “signed,” and “signature,” and words of like import, in or referring to any document so signed will deemed to include electronic signatures and/or the keeping of records in electronic form, which will be of the same legal effect, validity and enforceability as a manually executed signature and/or the use of a paper-based recordkeeping system, to the extent and as provided for in any applicable law, including UETA, E-SIGN, or any other state laws based on, or similar in effect to, such acts. The Administrative Agent and each Lender may rely on any such electronic signatures without further inquiry.

10.20.Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of California.
10.21.Jurisdiction. The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Bank, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of California sitting in San Diego County, and of the United States District Court located in San Diego County, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such state court or, to the fullest extent permitted by Applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.
10.22.Waiver of Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 10.21. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

10.23.Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement shall affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
10.24.WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER, THE ADMINISTRATIVE AGENT, EACH ISSUING BANK AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
10.25.Judicial Reference.
(a)Any and all disputes, claims and controversies arising out of, connected with or relating to this Agreement or any other Loan Document or the transactions contemplated thereby (individually, a “Dispute”) that are brought before a forum in which pre-dispute waivers of the right to trial by jury are invalid under applicable law shall be subject to the terms of this Section 10.25 in lieu of the jury trial waivers otherwise provided in the Loan Documents. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, disputes as to whether a matter is subject to judicial reference, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Notwithstanding the foregoing, this paragraph shall not apply to any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any similar master agreement governing any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, fixed-price physical delivery contracts, whether or not exchange traded, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing).

(b)Any and all Disputes shall be heard by a referee and resolved by judicial reference pursuant to California Code of Civil Procedure (“CCCP”) §§ 638 et seq.

(c)The referee shall be a retired California state court judge or an attorney licensed to practice law in the State of California with at least 10 years’ experience practicing commercial law. The parties hereto (the “Parties”) shall not seek to appoint a referee that may be disqualified pursuant to CCCP § 641 or § 641.2 without the prior written consent of all Parties. If the Parties are unable to agree upon a referee within 10 calendar days after one Party serves a written notice of intent for judicial reference upon the other Parties, then the referee will be selected by the court in accordance with CCCP § 640(b).

(d)The referee shall render a written statement of decision and shall conduct the proceedings in accordance with the CCCP, the Rules of Court, and the California Evidence Code, except as otherwise specifically agreed by the Parties and approved by the referee. The referee’s statement of decision shall set forth findings of fact and conclusions of law. The decision of the referee shall be entered as a judgment in the court in accordance with CCCP §§ 644 and 645. The decision of the referee shall be appealable to the same extent and in the same manner that such decision would be appealable if rendered by a judge of the superior court.

(e)Notwithstanding the preceding agreement to submit Disputes to a judicial referee, the Parties and the other Loan Documents preserve, without diminution, certain rights and remedies at law or equity and under the Loan Documents that such Parties may employ or exercise freely, either alone or in conjunction with or during a Dispute. Each Party shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale, (ii) all rights of self-help including peaceful occupation of property and collection of rents, setoff, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of a judicial referee to grant similar remedies that may be requested by a party in a Dispute. No provision in the Loan Documents regarding submission to jurisdiction or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for judicial reference of any Dispute. The Parties do not waive any applicable federal or state substantive law (including without limitation the protections afforded to banks under 12 U.S.C. § 91 or any similar applicable state law) except as provided herein.

(f)If a Dispute includes multiple claims, some of which are found not subject to this Section 10.25, the Parties shall stay the proceedings of the claims not subject to this Section 10.25 until all other claims are resolved in accordance with this Section 10.25. If there are Disputes by or against multiple parties, some of which are not subject to this Section 10.25, the Parties shall sever the Disputes subject to this Section 10.25 and resolve them in accordance with this Section 10.25.

(g)During the pendency of any Dispute that is submitted to judicial reference in accordance with this Section 10.25, each of the Parties to such Dispute shall bear equal shares of the fees charged and costs incurred by the referee in performing the services described in this Section 10.25. The compensation of the referee shall not exceed the prevailing rate for like services. The prevailing Party shall be entitled to reasonable court costs and legal fees, including customary attorney fees, expert witness fees, paralegal fees, the fees of the referee and other reasonable costs and disbursements charged to the party by its counsel, in such amount as is determined by the referee. In the event of any challenge to the legality or enforceability of this Section 10.25, the prevailing Party shall be entitled to recover the costs and expenses from the non-prevailing Party, including reasonable and documented attorneys’ fees, incurred by it in connection therewith.

(h)THIS SECTION 10.25 CONSTITUTES A “REFERENCE AGREEMENT” BETWEEN THE PARTIES WITHIN THE MEANING OF AND FOR PURPOSES OF CCCP § 638.

10.26.Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
10.27.Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrower, the Lenders, the Issuing Banks and the Administrative Agent have executed this Agreement as of the date first above written.

Palomar Holdings, Inc.,

a Delaware corporation

By:/s/ David McDonald Armstrong
Name:David McDonald Armstrong
Title:Chief Executive Officer

[signatures continue on following page]

Signature Page to

Credit Agreement

U.S. BANK NATIONAL ASSOCIATION,
as a Lender, as an Issuing Bank, and as Administrative Agent

By:/s/ Yandro Valdez
Name:Yandro Valdez
Title:Senior Vice President

Signature Page to

Credit Agreement

SCHEDULE 1

COMMITMENTS

Lender:	Total Commitment:
U.S. BANK NATIONAL ASSOCIATION	$100,000,000

TOTAL COMMITMENTS	$100,000,000

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [●]2 (the “Assignor”) and [●]3 (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	[●]

2.	Assignee:	[●] [and is an Affiliate/ Approved Fund of [●]][4]

3.	Borrower:	[●]

2 Insert name of Assignor.

3 Insert name of Assignee.

4 Select as applicable and identify Lender.

4.	Administrative Agent:	U.S. Bank National Association, as the agent under the Credit Agreement.

5.	Credit Agreement:	The $[●] Credit Agreement dated as of [●], 20[●] between the Borrower, the Lenders party thereto, and U.S. Bank National Association, as Administrative Agent.

6.	Assigned Interest:

Facility Assigned		Aggregate Amount of Commitment/Loans for all Lenders[5]	Amount of Commitment/Loans Assigned[6]	Percentage Assigned of Commitment/Loans[7]
[●][8]		$[●]	$[●]	[●]%
[●]		$[●]	$[●]	[●]%
[●]		$[●]	$[●]	[●]%

7.	Trade Date:	[●][9]
8.	Effective Date:	[●], 20[●][10]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[●]
By:_________________________________ Name: [●] Title: [●] ASSIGNEE [●]

5 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

6 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

7 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

8 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment,” etc.).

9 Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

10 Administrative Agent must insert the effective date of recordation of the transfer by the Administrative Agent.

By:_________________________________ Name: [●] Title: [●]

[Consented to and][11] Accepted:

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent

By:____________________________
Name: [●] Title: [●]

[Consented to:][12]

[●]

By:____________________________
Name: [●] Title: [●]

11 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

12 To be added only if the consent of the Borrower and/or other parties (e.g. Issuing Bank) is required by the terms of the Credit Agreement.

C-3

ANNEX 1
TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Documents, (v) inspecting any of the books or records of the Borrower, or any Guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

1.2.Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are Plan Assets and that its rights, benefits and interests in and under the Loan Documents will not be Plan Assets, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable and documented attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and

C-4

information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, Reimbursement Obligations, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy, PDF or electronic communication as contemplated by Section 10.1(b) of the Credit Agreement shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of California.

C-5

EXHIBIT B

[Intentionally deleted]

C-1

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

To:	The Lenders party to the Agreement described below

This Compliance Certificate is furnished pursuant to the Credit Agreement dated as of December 8, 2021 (as amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”), between Palomar Holdings, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and U.S. Bank National Association, as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.I am the duly elected [●] of the Borrower.

2.I have reviewed the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

3.The examinations described in paragraph 2 did not disclose, and I have no knowledge of, any Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

4.Schedule I hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this [●] day of [●], 20[●].

Palomar Holdings, Inc., a Delaware corporation

By:
Name:
Title:

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of [●], 20[●] with Section 7.14 of the Agreement

[insert relevant calculations]

[SCHEDULE II TO COMPLIANCE CERTIFICATE]

Required Reports and Deliveries

EXHIBIT D

FORM OF NOTICE OF OBLIGATIONS

TO:U.S. Bank National Association, as Administrative Agent

Via email to Agencyserviceslcmshared@usbank.com

RE:

Credit Agreement dated as of December 8, 2021 (as amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”), between Palomar Holdings, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto, and U.S. Bank National Association, as administrative agent (in such capacity, the “Administrative Agent”; capitalized terms used herein and not otherwise defined have the meanings set forth in the Agreement)

DATE:[●], 20[●]

[●] (the “Secured Party”) hereby notifies you, pursuant to the terms of the Agreement, that the Secured Party has provided [Cash Management Services][Lender-Provided Swaps].

[Describe nature and scope of Cash Management Services and/or Lender-Provided Swaps and related exposure]

A duly authorized officer of the undersigned has executed this notice as of the day and year set forth above.

[●]

By:
Name:[●]
Title:[●]

EXHIBIT E-1

FORM OF BORROWING NOTICE

TO:U.S. Bank National Association, as administrative agent (the “Administrative Agent”) under the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of December 8, 2021, between Palomar Holdings, Inc., a Delaware corporation (the “Borrower”), the Lenders, and the Administrative Agent.

Capitalized terms used herein have the meanings ascribed to such terms in the Agreement.

The Borrower hereby gives to the Administrative Agent a request for borrowing pursuant to Section 2.8 of the Agreement, and the Borrower hereby requests to borrow on [●], 20[●] (the “Borrowing Date”):

(a) from the Revolving Lenders, on a pro rata basis, an aggregate principal amount of $[●] in Revolving Loans as:

1. ☐a Base Rate Borrowing (in Dollars)

2. ☐a SOFR Borrowing (in Dollars)

The undersigned hereby certifies to the Administrative Agent and the Lenders that (a) the representations and warranties in Article V of the Agreement are (i) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct in all respects on and as of such earlier date and (ii) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct in all material respects on and as of such earlier date; (b) at the time of and immediately after giving effect to such Borrowing, no Default or Event of Default has occurred and is continuing; and (c) all other relevant conditions set forth in Section 4.2 of the Agreement have been satisfied.

******

IN WITNESS WHEREOF, the Borrower has executed this Borrowing Notice as of the date set forth below.

Dated: [●], 20[●]

[●]

E-1-1

Palomar Holdings, Inc., a Delaware corporation

By:
Name:
Title:

E-1-2

EXHIBIT E-2

FORM OF CONVERSION NOTICE

TO:U.S. Bank National Association, as administrative agent (the “Administrative Agent”) under the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of [●], 20[●], between [●] (the “Borrower”), the Lenders, and the Administrative Agent.

Capitalized terms used herein have the meanings ascribed to such terms in the Agreement.

Pursuant to Section 2.9 of the Agreement, the Borrower hereby requests to convert the interest rate on a [Revolving][Term Loan] Borrowing in the outstanding principal amount of $[●] on [●], 20[●], as follows:

☐to convert such SOFR Borrowing to a Base Rate Borrowing of the same Class.

☐to convert such Base Rate Borrowing to a SOFR Borrowing of the same Class.

The undersigned hereby certifies to the Administrative Agent and the Lenders that (a) the representations and warranties in Article V of the Agreement are (i) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct in all respects on and as of such earlier date and (ii) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct in all material respects on and as of such earlier date; (b) the Borrower is in full compliance with all of the terms and conditions hereof, and no Default or Event of Default has occurred and is continuing or would occur as a result of the conversion contemplated hereby; and (c) all other relevant conditions set forth in Section 4.2 of the Agreement have been satisfied.

E-2-1

IN WITNESS WHEREOF, the Borrower has executed this Conversion Notice as of the date set forth below.

Dated: [●], 20[●]

Palomar Holdings, Inc., a Delaware corporation

By:
Name:
Title:

E-2-2

EXHIBIT E-3

FORM OF PREPAYMENT NOTICE

TO: U.S. Bank National Association, as administrative agent (the “Administrative Agent”) under the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of December 8, 2021, between Palomar Holdings, Inc., a Delaware corporation (the “Borrower”), Lenders, and the Administrative Agent.

Capitalized terms used herein have the meanings ascribed to such terms in the Agreement.

Pursuant to Section 2.7 of the Agreement, the undersigned Borrower hereby notifies the Administrative Agent of its intent to make a prepayment of a portion of its [SOFR][Base Rate] [Revolving][Term] Loans in the amount of $[●] on [●], 20[●].

IN WITNESS WHEREOF, the undersigned has caused this Prepayment Notice to be executed on its behalf by its authorized officer as of the date set forth below.

Dated: [●], 20[●]

Palomar Holdings, Inc., a Delaware corporation

By:
Name:
Title:

[EXHIBIT F]

[Intentionally Deleted]

F-1

EXHIBIT G

FORM OF REVOLVING NOTE

December 8, 2021

Palomar Holdings, Inc., a Delaware corporation (the “Borrower”), promises to pay to the order of [●] (the “Lender”) the aggregate unpaid principal amount of all Revolving Loans made by the Lender, in immediately available funds at the applicable office of U.S. Bank National Association, as Administrative Agent, together with interest on the unpaid principal amount hereof, at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Revolving Loans in full on the Facility Termination Date.

This Revolving Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of December 8, 2021 (as amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”), between the Borrower, the lenders party thereto, including the Lender, the Issuing Banks and U.S. Bank National Association, as Administrative Agent. Reference is made to the Agreement for a statement of the terms and conditions governing this Revolving Note, including the terms and conditions under which this Revolving Note may be prepaid or its maturity date accelerated. This Revolving Note is guaranteed pursuant to the Guaranty, as more specifically described in the Loan Documents. Capitalized terms used and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys’ fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

This Note shall be governed by, and construed in accordance with, the law of the State of California.

Palomar Holdings, Inc., a Delaware corporation

By:
Name:
Title:

EXHIBIT H-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [●], 20[●] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [●], U.S. Bank National Association as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[●]

By:
Name:[●]
Title:[●]

Date: ________ __, 20[ ]

EXHIBIT H-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [●], 20[●] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [●], U.S. Bank National Association as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[●]

By:
Name:[●]
Title:[●]

EXHIBIT H-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [●], 20[●] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [●], U.S. Bank National Association as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[●]

By:
Name:[●]
Title:[●]

EXHIBIT H-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [●], 20[●] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [●], U.S. Bank National Association as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[●]

By:
Name:[●]
Title:[●]